           THE BLACKROCK GOVERNMENT INCOME TRUST

--------------------------------------------------------------------------------


PROSPECTUS DATED AUGUST 29, 1997


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The BlackRock Government Income Trust (the Fund) is an open-end, diversified, management investment company whose investment objective is to provide low volatility of net asset value and high monthly income. The Fund seeks to achieve its objective by investing at least 65% of its total assets in fixed-income U.S. Government securities, including U.S. Treasury Bills, Notes, Bonds and other debt securities issued by the U.S. Treasury, and obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities. See "How the Fund Invests--Investment Objective and Policies."


The Fund may also invest in high quality debt securities rated AAA by Standard & Poor's Ratings Group or Aaa by Moody's Investors Service, Inc., including fixed rate and adjustable rate mortgage-backed securities, asset-backed securities, corporate debt securities and money market instruments of a comparable short-term rating. The Fund may engage in various hedging and return enhancement strategies, including short-selling and leverage and use derivatives and reverse repurchase agreements and dollar rolls, which entail additional risks not usually associated with a government fund. See "How the Fund Invests--Hedging and Return Enhancement Strategies." An investment in the Fund is neither insured nor guaranteed by the U.S. Government and there can be no assurance that the Fund's investment objective will be achieved. The Fund's address is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey, 07102-4077, and its telephone number is (800) 225-1852.



This Prospectus sets forth concisely the information about the Fund that a prospective investor should know before investing. Additional information about the Fund has been filed with the Securities and Exchange Commission in a Statement of Additional Information, dated August 29, 1997, which information is incorporated herein by reference (is legally considered a part of this Prospectus) and is available without charge upon request to the Fund at the address or telephone number noted above.

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INVESTORS ARE ADVISED TO READ THIS PROSPECTUS AND RETAIN IT FOR FUTURE
REFERENCE.
--------------------------------------------------------------------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                FUND HIGHLIGHTS
    The following summary is intended to highlight certain information contained in the Prospectus and is qualified in its entirety by the more detailed information appearing elsewhere herein.

  WHAT IS THE BLACKROCK GOVERNMENT INCOME TRUST?

    The BlackRock Government Income Trust (the Fund) is a mutual fund. A mutual fund pools the resources of investors by selling its shares to the public and investing the proceeds of such sale in a portfolio of securities designed to achieve its investment objective. Technically, the Fund is an open-end, diversified, management investment company.

  WHAT IS THE FUND'S INVESTMENT OBJECTIVE?

    The Fund's investment objective is to provide low volatility of net asset value and high monthly income. There can be no assurance that the Fund's investment objective will be achieved. See "How the Fund Invests--Investment Objective and Policies" at page 6.



  WHAT ARE THE FUND'S RISK FACTORS AND SPECIAL CHARACTERISTICS?


    The Fund seeks to achieve its objective by investing at least 65% of its total assets in fixed-income U.S. Government Securities, including U.S. Treasury Bills, Notes, Bonds and other debt securities issued by the U.S. Treasury, and obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities. The Fund may also invest in high quality debt securities rated AAA by Standard & Poor's Ratings Group or Aaa by Moody's Investors Service, Inc., including fixed rate and adjustable rate mortgage-backed securities, asset-backed securities, corporate debt securities and money market instruments of comparable short-term ratings. The Fund's net asset value per share and the volatility of its portfolio securities will vary. See "How the Fund Invests--Other Investments and Policies" at page 8. The Fund may also engage in various hedging and return enhancement strategies, including short-selling and leverage, and use derivatives and reverse repurchase agreements and dollar rolls, which entail additional risks not usually associated with a government fund. See "How the Fund Invests--Hedging and Return Enhancement Strategies" at page 13. As with an investment in any mutual fund, an investment in this Fund can decrease in value and you can lose money.


  WHO MANAGES THE FUND?

    Prudential Investments Fund Management LLC (PIFM or the Manager) is the Manager of the Fund and is compensated for its services at an annual rate of .50 of 1% of the Fund's average daily net assets. As of July 31, 1997, PIFM served as manager or administrator to 62 investment companies, including 40 mutual funds, with aggregate assets of approximately $56.7 billion. See "How the Fund is Managed--Manager" at page 18. BlackRock Financial Management, Inc. (BFM or the Subadviser) furnishes investment advisory services in connection with the management of the Fund under a Subadvisory Agreement with PIFM. See "How the Fund is Managed--Subadviser" at page 18.


  WHO DISTRIBUTES THE FUND'S SHARES?

    Prudential Securities Incorporated (Prudential Securities or PSI), a major securities underwriter and securities and commodities broker, acts as the Distributor of the Fund's Class A and Class C shares and is currently reimbursed for expenses related to the distribution of Class A shares at the annual rate of up to .15 of 1% of the average daily net assets of the Class A shares and is paid a distribution and service fee with respect to the Class C shares which is currently being charged at the annual rate of .75 of 1% of the average daily net assets of the Class C shares. See "How the Fund is Managed--Distributor" at page 19.

  WHAT IS THE MINIMUM INVESTMENT?

    The minimum initial investment for Class A shares is $2,500 and is $5,000 for Class C shares. Thereafter, the minimum investment is $100 for both classes. There is no minimum investment requirement for certain retirement plans and employee savings plans or custodial accounts for the benefit of minors. For purchases made through the Automatic Savings Accumulation Plan, the minimum initial and subsequent investment is $50. See "Shareholder Guide--How to Buy Shares of the Fund" at page 24 and "Shareholder Guide--Shareholder Services" at page 32.


  HOW DO I PURCHASE SHARES?

    You may purchase shares of the Fund through Prudential Securities, Pruco Securities Corporation (Prusec) or directly from the Fund, through its transfer agent, Prudential Mutual Fund Services LLC. (PMFS or the Transfer Agent) at the net asset value per share (NAV) next determined after receipt of your purchase order by the Transfer Agent or Prudential Securities plus a sales charge which may be imposed either (i) at the time of purchase (Class A shares) or (ii) on a deferred basis (Class C shares). In addition, shares of the Fund may be purchased through a dealer which has entered into a selected dealer agreement with the Fund's Distributor. See "How the Fund Values its Shares" at page 21 and "Shareholder Guide--How to Buy Shares of the Fund" at page 24.



  WHAT ARE MY PURCHASE ALTERNATIVES?

    The Fund offers two classes of shares:
    - Class A Shares: Sold with an initial sales charge of up to 3% of the offering price.
    - Class C Shares: Sold without an initial sales charge and, for one year after purchase, are subject to a 1% contingent deferred sales charge or CDSC on redemptions. Class C shares are subject to higher ongoing distribution-related expenses than Class A shares.
    You should understand that over time the deferred sales charge plus the distribution and service fee of the Class C shares will exceed the initial sales charge plus the distribution and service fee of the Class A shares.

    See "Shareholder Guide--Alternative Purchase Plan" at page 25.


  HOW DO I SELL MY SHARES?

    You may redeem your shares at any time at the NAV next determined after Prudential Securities or the Transfer Agent receives your sell order. However, the proceeds of redemptions of Class C shares may be subject to a CDSC. See "Shareholder Guide--How to Sell Your Shares" at page 29.



  HOW ARE DIVIDENDS AND DISTRIBUTIONS PAID?


    The Fund expects to declare daily and to pay monthly dividends of net investment income, if any, and make distributions of any net capital gains at least annually. Dividends and distributions will be automatically reinvested in additional shares of the Fund at NAV without a sales charge unless you request that they be paid to you in cash. See "Taxes, Dividends and Distributions" at page 22.

                                 FUND EXPENSES

                                                                       CLASS A        CLASS C
                                                                       SHARES         SHARES
                                                                    -------------  -------------
SHAREHOLDER TRANSACTION EXPENSES+
    Maximum Sales Load Imposed on Purchases (as a percentage of
      offering price).............................................       3%            None
    Maximum Sales Load or Deferred Sales Load Imposed on
      Reinvested Dividends........................................      None           None
    Deferred Sales Load (as a percentage of original purchase
      price or redemption proceeds, whichever is lower)...........      None       1% during the
                                                                                    first year
                                                                                        and
                                                                                   0% thereafter
    Redemption Fees...............................................      None           None
    Exchange Fee..................................................      None           None


ANNUAL FUND OPERATING EXPENSES
(AS A PERCENTAGE OF AVERAGE NET ASSETS)                              CLASS A SHARES     CLASS C SHARES
                                                                    -----------------  -----------------
    Management Fees...............................................            .50%               .50%
    12b-1 Fees....................................................            .15%++             .75%++
    Other Expenses................................................            .91%               .91%
                                                                              ---                ---
    Total Fund Operating Expenses+++..............................           1.56%              2.16%
                                                                              ---                ---
                                                                              ---                ---



EXAMPLE                                                          1 YEAR       3 YEARS      5 YEARS     10 YEARS
                                                               -----------  -----------  -----------  -----------
You would pay the following expenses on a $1,000 investment, assuming
(1) 5% annual return and (2) redemption at the end of each
time period:
    Class A..................................................   $      45    $      78    $     112    $     210
    Class C..................................................   $      32    $      68    $     116    $     249
You would pay the following expenses on the same investment, assuming no redemption:
    Class A..................................................   $      45    $      78    $     112    $     210
    Class C..................................................   $      22    $      68    $     116    $     249



   The above example with respect to Class A and Class C shares is based on data for the Fund's fiscal year ended June 30, 1997. THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.



   The purpose of this table is to assist investors in understanding the various costs and expenses that an investor in the Fund will bear, whether directly or indirectly. For more complete descriptions of the various costs and expenses, see "How the Fund is Managed." "Other Expenses" includes Trustees' and professional fees, registration fees, reports to shareholders and transfer agency and custodian fees.

   ------------------------

   + Pursuant to rules of the National Association of Securities Dealers, Inc., the aggregate initial sales charges, deferred sales charges and asset-based sales charges on shares of the Fund may not exceed 6.25% of total gross sales, subject to certain exclusions. This 6.25% limitation is imposed on each class of the Fund rather than on a per shareholder basis. Therefore, long-term shareholders of the Fund may pay more in total sales charges than the economic equivalent of 6.25% of such shareholder's investment in such shares. See "How the Fund is Managed--Distributor."


   ++ Although the Class A and Class C Distribution and Service Plans provide that the Fund may pay a distribution fee of up to .30 of 1% per annum of the average daily net assets of the Class A shares and 1% per annum of the average daily net assets of the Class C shares, respectively, the Distributor has agreed to limit its distribution expenses with respect to the Class A shares to .15 of 1% of the average daily net assets of the Class A shares and to limit its distribution fees with respect to the Class C shares to no more than .75 of 1% of the average daily net assets of the Class C shares for the fiscal year ending June 30, 1998. Total Fund Operating Expenses without such limitations would be 1.71% for the Class A shares and 2.41% for the Class C shares. See "How the Fund is Managed--Distributor."



   +++ Total Fund Operating Expenses do not include interest expenses which vary from year to year based on the level of borrowings the Fund incurs. Total fund expenses including interest expense for the fiscal year ended June 30, 1997 were 3.45% and 4.05% for Class A shares and Class C shares, respectively.

                              FINANCIAL HIGHLIGHTS
       (FOR A SHARE OUTSTANDING THROUGHOUT EACH OF THE INDICATED PERIODS)

    The following financial highlights for the year ended June 30, 1997 have been audited by Price Waterhouse LLP, independent accountants, and for periods prior thereto by Deloitte & Touche LLP, independent auditors, whose reports thereon were unqualified. This information should be read in conjunction with the financial statements and notes thereto, which appear in the Statement of Additional Information. The following financial highlights contain selected data for a Class A and Class C share of beneficial interest outstanding, total return, ratios to average net assets and other supplemental data for the periods indicated. This information is based on data contained in the financial statements. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide--Shareholder Services-- Reports to Shareholders."



                                                             CLASS A                                          CLASS C
                                -----------------------------------------------------------------   ----------------------------
                                                                                    SEPTEMBER 9,                     NOVEMBER 1,
                                                                                       1991(a)      YEAR ENDED JUNE    1994(d)
                                               YEAR ENDED JUNE 30,                     THROUGH            30,          THROUGH
                                --------------------------------------------------    JUNE 30,      ---------------   JUNE 30,
                                1997(c)     1996    1995(c)    1994(c)      1993        1992        1997(c)   1996     1995(c)
                                --------   -------  --------   --------   --------  -------------   -------   -----  -----------
PER SHARE OPERATING
  PERFORMANCE:
Net asset value, beginning of
  period......................  $  9.28    $  9.37  $  9.29    $  9.67    $  10.07    $  10.00       $9.28    $9.37    $ 9.26
                                --------   -------  --------   --------   --------  -------------   -------   -----  -----------
INCOME FROM INVESTMENT
  OPERATIONS
Net investment income.........      .49        .51      .51        .45         .64         .57         .43      .45       .23
Net realized and unrealized
  gains (losses) on
  investments and foreign
  currency transactions.......      .08       (.06)     .09       (.35)       (.41)        .10         .08     (.06)      .21
                                --------   -------  --------   --------   --------  -------------   -------   -----  -----------
    Total from investment
      operations..............      .57        .45      .60        .10         .23         .67         .51      .39       .44
                                --------   -------  --------   --------   --------  -------------   -------   -----  -----------
LESS DISTRIBUTIONS
Dividends from net investment
  income......................     (.49)      (.51)    (.52)      (.40)       (.63)       (.57)       (.44)    (.46)     (.33)
Tax return of capital
  distributions...............     (.01)      (.03)      --       (.08)         --          --        (.01)    (.02)       --
Distributions in excess of net
  realized capital gains......       --         --       --         --          --        (.03)         --       --        --
                                --------   -------  --------   --------   --------  -------------   -------   -----  -----------
Total distributions...........     (.50)      (.54)    (.52)      (.48)       (.63)       (.60)       (.45)    (.48)     (.33)
                                --------   -------  --------   --------   --------  -------------   -------   -----  -----------
  Net asset value, end of
    period....................  $  9.35    $  9.28  $  9.37    $  9.29    $   9.67    $  10.07       $9.34    $9.28    $ 9.37
                                --------   -------  --------   --------   --------  -------------   -------   -----  -----------
                                --------   -------  --------   --------   --------  -------------   -------   -----  -----------
TOTAL RETURN(f):..............     6.22%      4.98%    6.55%      1.02%       2.40%       6.69%       5.55%    4.31%     4.65%
                                --------
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period
  (000).......................  $29,116    $37,049  $46,450    $69,912    $113,623    $143,856         $16      $66    $7,121(e)
                                --------
Average net assets (000)......  $33,235    $42,598  $56,395    $91,849    $131,371    $134,585         $94      $33    $1,335(e)
                                --------
Ratios to average net assets:
  Total expenses..............     3.45%      3.74%    2.19%      1.89%       1.94%       1.34%(b)    4.05%    4.10%     2.24%(b)
  Operating Expenses,
    including distribution
    fees......................     1.56%      1.47%    1.31%      1.17%       1.05%       1.03%(b)    2.16%    2.07%     1.91%(b)
  Operating Expenses,
    excluding distribution
    fees......................     1.41%      1.32%    1.16%      1.05%        .95%        .93%(b)    1.41%    1.32%     1.16%(b)
  Net investment income.......     5.23%      5.51%    5.49%      4.94%       6.71%       6.95%(b)    4.63%    4.91%     4.89%(b)
Portfolio turnover rate.......      225%       173%     254%       209%        228%        137%        225%     173%      254%



                                                                                                            AVERAGE AMOUNT OF
    BORROWINGS:                             AMOUNT OF DEBT      AVERAGE AMOUNT OF     AVERAGE NUMBER OF      DEBT PER SHARE
                                          OUTSTANDING AT END    DEBT OUTSTANDING     SHARES OUTSTANDING    OUTSTANDING DURING
    PERIOD ENDED                           OF PERIOD (000)     DURING PERIOD (000)   DURING PERIOD (000)         PERIOD
----------------------------------------  ------------------   -------------------   -------------------   -------------------
   June 30, 1997........................       $ 7,625               $10,695               $ 3,571                $2.99
   June 30, 1996........................         9,008                15,626                 4,550                 3.43
   June 30, 1995........................        19,872                 9,130                 6,389                 1.43
   June 30, 1994........................         8,300                18,840                10,234                 1.84
   June 30, 1993........................        24,386                34,892                13,517                 2.58
   June 30, 1992........................        20,109                 9,939                13,458                  .74


   ------------------------------------


(a)        Commencement of investment operations.
(b)        Annualized.
(c)        Calculated based upon weighted average shares outstanding during the period.
(d)        Commencement of offering of Class C shares.
(e)        Figures are actual and not rounded to nearest thousand.
(f)        Total return does not consider the effect of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than one full year are not annualized.

                              HOW THE FUND INVESTS

INVESTMENT OBJECTIVE AND POLICIES

  THE INVESTMENT OBJECTIVE OF THE FUND IS TO PROVIDE LOW VOLATILITY OF NET ASSET VALUE AND HIGH MONTHLY INCOME. THE FUND SEEKS TO ACHIEVE THIS OBJECTIVE BY INVESTING UNDER NORMAL CIRCUMSTANCES AT LEAST 65% OF ITS TOTAL ASSETS IN FIXED-INCOME U.S. GOVERNMENT SECURITIES, INCLUDING U.S. TREASURY BILLS, NOTES, BONDS AND OTHER DEBT SECURITIES ISSUED BY THE U.S. TREASURY, AND OBLIGATIONS ISSUED OR GUARANTEED BY THE U.S. GOVERNMENT, ITS AGENCIES AND INSTRUMENTALITIES, INCLUDING, BUT NOT LIMITED TO, GOVERNMENT NATIONAL MORTGAGE ASSOCIATION (GNMA), FEDERAL NATIONAL MORTGAGE ASSOCIATION (FNMA) AND FEDERAL HOME LOAN MORTGAGE CORPORATION (FHLMC) SECURITIES. NEITHER THE VALUE NOR THE YIELD OF THE FUND'S SHARES OR OF THE U.S. GOVERNMENT SECURITIES WHICH MAY BE INVESTED IN BY THE FUND IS GUARANTEED BY THE U.S. GOVERNMENT. There can be no assurance that the Fund will be able to achieve its investment objective. See "Investment Objective and Policies" in the Statement of Additional Information.


  WITH RESPECT TO THE REMAINING 35% OF ITS ASSETS, THE FUND MAY INVEST IN, AMONG OTHER PRIVATELY ISSUED INSTRUMENTS, FIXED RATE AND ADJUSTABLE RATE MORTGAGE-BACKED SECURITIES, ASSET-BACKED SECURITIES AND CORPORATE DEBT SECURITIES RATED AAA BY STANDARD & POOR'S RATINGS GROUP (S&P) OR AAA BY MOODY'S INVESTORS SERVICE, INC. (MOODY'S) AND MONEY MARKET INSTRUMENTS OF A COMPARABLE SHORT-TERM RATING. UP TO 20% OF THE FUND'S TOTAL ASSETS MAY BE INVESTED IN SECURITIES WHICH ARE UNRATED BUT DEEMED TO BE OF COMPARABLE CREDIT QUALITY BY THE FUND'S INVESTMENT ADVISER. UP TO 10% OF THE FUND'S TOTAL ASSETS MAY BE INVESTED IN FOREIGN SECURITIES, INCLUDING MORTGAGE-BACKED SECURITIES AND ASSET-BACKED SECURITIES ISSUED BY FOREIGN ENTITIES WHICH ARE OF COMPARABLE CREDIT QUALITY. The Fund may also engage in various hedging strategies, including utilizing derivatives, to increase investment return and/or protect against interest rate changes and thus maintain the stability of its net asset value. See "Hedging and Return Enhancement Strategies" below.



  As with an investment in any mutual fund, an investment in this Fund can decrease in value and you can lose money.


  THE FUND'S INVESTMENT OBJECTIVE IS A FUNDAMENTAL POLICY WHICH MAY NOT BE CHANGED WITHOUT THE APPROVAL OF THE HOLDERS OF A MAJORITY OF THE FUND'S OUTSTANDING VOTING SECURITIES, AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940 (THE INVESTMENT COMPANY ACT). FUND POLICIES THAT ARE NON-FUNDAMENTAL MAY BE CHANGED BY THE TRUSTEES.

  The Fund's net asset value per share may increase or decrease for many reasons. These include increases and decreases in the market prices of the Fund's portfolio securities, the success or failure (and the associated costs) of investment strategies employed by the investment adviser in seeking to achieve the Fund's investment objective, and the payment (whether in cash or shares) of dividends and distributions.

  Market prices of portfolio securities change in response to changes in market interest rates generally, with the prices of securities having a longer maturity or duration being more volatile than those having a shorter maturity or duration; changes in differentials in yields among various kinds of U.S. Government securities; and changes in the creditworthiness or perceived creditworthiness of the issuer. Market price volatility also arises from certain terms of specific securities, such as the length of time to the next coupon reset date, the payment characteristics and the dollar-weighted average life. Certain types of securities (especially mortgage- and asset-backed instruments) may have less predictable cashflows and may have longer or shorter effective maturities, and thus greater price volatility, than anticipated at the time they were purchased. See "Other Investments and Policies--Risk Factors Relating to Investing in Mortgage-Backed and Asset-Backed Securities" below.

  Investment strategies employed by the investment adviser result from its continuous evaluation of the appropriate composition of the portfolio as a whole. The investment adviser's efforts to change or modify the portfolio composition are made in response to (i) cash inflows and outflows resulting from purchases and redemptions, (ii) current market conditions and (iii) the investment adviser's view of future market developments. The investment adviser may employ certain strategies, such as options, futures and derivative instruments, which may magnify or minimize the volatility of the Fund's net asset value per share depending in large measure on the success of the investment adviser in correlating the investment strategies with actual market developments. Specific risks associated with these instruments are discussed under "Hedging and Return Enhancement Strategies" below.

  The Fund seeks to achieve low volatility of net asset value by investing in a diversified portfolio of securities which the investment adviser believes will, in the aggregate, be resistant to significant fluctuations in market value. The Fund will seek to achieve a volatility of net asset value that will be similar to that of a portfolio that invests exclusively in fixed-income securities of comparable credit quality with maturities of approximately two years. The Fund expects that under normal circumstances the dollar-weighted average life (or period until the next reset date) of the Fund's portfolio securities will be approximately five years. There can be no assurance, however, that the Fund will achieve its investment objective or that the strategies used by the investment adviser will not magnify rather than limit volatility or decreases in value.

U.S. GOVERNMENT SECURITIES

  UNDER NORMAL CIRCUMSTANCES, THE FUND WILL INVEST AT LEAST 65% OF ITS TOTAL ASSETS IN FIXED-INCOME U.S. GOVERNMENT SECURITIES, INCLUDING U.S. TREASURY SECURITIES, SECURITIES ISSUED OR GUARANTEED BY U.S. GOVERNMENT AGENCIES OR INSTRUMENTALITIES AND MORTGAGE-RELATED SECURITIES ISSUED BY U.S. GOVERNMENT AGENCIES AND INSTRUMENTALITIES.

  U.S. TREASURY SECURITIES

  THE FUND WILL INVEST IN U.S. TREASURY SECURITIES, INCLUDING BILLS, NOTES, BONDS AND OTHER DEBT SECURITIES ISSUED BY THE U.S. TREASURY. These instruments are direct obligations of the U.S. Government and, as such, are backed by the "full faith and credit" of the United States. They differ primarily in their interest rates, the lengths of their maturities and the dates of their issuances.

  SECURITIES ISSUED OR GUARANTEED BY U.S. GOVERNMENT AGENCIES AND
INSTRUMENTALITIES


  THE FUND WILL INVEST IN SECURITIES ISSUED BY AGENCIES OF THE U.S. GOVERNMENT OR INSTRUMENTALITIES OF THE U.S. GOVERNMENT, INCLUDING, BUT NOT LIMITED TO, GNMA, FNMA AND FHLMC SECURITIES. Obligations of GNMA, the Farmers Home Administration and the Export-Import Bank are backed by the "full faith and credit" of the United States. In the case of securities not backed by the "full faith and credit" of the United States, the Fund must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment. Such securities include obligations issued by FNMA and FHLMC, each of which may borrow under certain conditions from the U.S. Treasury to meet its obligations, although the U.S. Treasury is under no obligation to lend to FNMA or FHLMC. GNMA, FNMA and FHLMC investments may also include collateralized mortgage obligations. See "Other Investments and Policies".


  MORTGAGE-RELATED SECURITIES ISSUED BY U.S. GOVERNMENT AGENCIES AND INSTRUMENTALITIES

  THE FUND WILL INVEST IN MORTGAGE-BACKED SECURITIES, INCLUDING THOSE REPRESENTING AN UNDIVIDED OWNERSHIP INTEREST IN A POOL OF MORTGAGES, E.G., GNMA, FNMA AND FHLMC CERTIFICATES. The U.S. Government or the issuing agency guarantees the payment of interest and principal of these securities. However, the guarantees do not extend to the securities' yield or value, which are likely to vary inversely with fluctuations in interest rates, nor do the guarantees extend to the yield or value of the Fund's shares. See "Investment Objective and Policies--U.S. Government Securities" in the Statement of Additional Information. These certificates are in most cases "pass-through" instruments, through which the holder receives a share of all interest and principal payments from the mortgages underlying the certificate, net of certain fees. See "Other Investments and Policies--Mortgage-Backed Securities".


  In addition to GNMA, FNMA or FHLMC certificates, through which the holder receives a share of all interest and principal payments from the mortgages underlying the certificate, the Fund may invest in mortgage pass-through securities, where all interest payments go to one class of holders (Interest Only Securities or IOs) and all principal payments go to a second class of holders (Principal Only Securities or POs). These securities are commonly referred to as mortgage-backed security strips or MBS strips. The yields to maturity on IOs and POs are sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and principal payments may have a material effect on yield to maturity. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Fund may not fully recoup its initial investment in IOs. Conversely, if the underlying mortgage assets experience less than anticipated prepayments of principal, the yield on POs could be materially adversely affected.

OTHER INVESTMENTS AND POLICIES

  UNDER NORMAL CIRCUMSTANCES, THE FUND MAY INVEST UP TO 35% OF ITS TOTAL ASSETS IN THE FOLLOWING PRIVATELY ISSUED INSTRUMENTS RATED AAA BY S&P OR AAA BY MOODY'S OR HAVING A COMPARABLE SHORT-TERM RATING: (i) fixed rate and adjustable rate mortgage-backed securities, including collateralized mortgage obligations, multi-class pass-through securities and stripped mortgage-backed securities,
(ii) asset-backed securities, (iii) corporate debt securities (if unrated, deemed to be of comparable credit quality by the Fund's investment adviser) and
(iv) money market instruments, including bank obligations, Eurodollar certificates of deposit, obligations of savings institutions, fully insured certificates of deposit and commercial paper (if unrated, issued by a company having an outstanding debt issue rated AAA by S&P or Aaa by Moody's).

  UP TO 20% OF THE FUND'S TOTAL ASSETS MAY BE INVESTED IN SECURITIES WHICH ARE UNRATED BUT DEEMED BY THE FUND'S INVESTMENT ADVISER TO BE COMPARABLE IN CREDIT QUALITY TO SECURITIES RATED AAA BY S&P OR AAA BY MOODY'S AND UP TO 10% OF ITS TOTAL ASSETS MAY BE INVESTED IN FOREIGN SECURITIES OF COMPARABLE CREDIT QUALITY. THE FUND MAY INVEST UP TO 5% OF ITS TOTAL ASSETS IN MUNICIPAL OBLIGATIONS AND IN ZERO COUPON SECURITIES, INCLUDING ZERO COUPON U.S. TREASURY SECURITIES. If a portfolio security held by the Fund is assigned a lower rating or ceases to be rated or of comparable credit quality to securities rated AAA by S&P or Aaa by Moody's, the investment adviser will reassess whether the Fund should continue to hold the security.

MORTGAGE-BACKED SECURITIES

  Mortgage-Backed securities are securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans secured by real property. The term Mortgage-Backed securities, as used herein, includes adjustable rate mortgage securities and derivative mortgage products such as collateralized mortgage obligations, stripped Mortgage-Backed securities and other products described below.


  There are currently three basic types of Mortgage-Backed securities: (i) those issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities, such as GNMA, FNMA and FHLMC, described under "Investment Objective and Policies--U.S. Government Securities" above; (ii) those issued by private issuers that represent an interest in or are collateralized by Mortgage-Backed securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities; and (iii) those issued by private issuers that represent an interest in or are collateralized by whole mortgage loans or Mortgage-Backed securities without a government guarantee but usually having some form of private credit enhancement.

ADJUSTABLE RATE MORTGAGE SECURITIES

  Adjustable rate mortgage securities (ARMs) are pass-through mortgage securities collateralized by mortgages with adjustable rather than fixed rates. ARMs eligible for inclusion in a mortgage pool generally provide for a fixed initial mortgage interest rate for either the first three, six, twelve, thirteen, thirty-six or sixty scheduled monthly payments. Thereafter, the interest rates are subject to periodic adjustment based on changes to a designated benchmark index.

  ARMs contain maximum and minimum rates beyond which the mortgage interest rate may not vary over the lifetime of the security. In addition, certain ARMs provide for additional limitations on the maximum amount by which the mortgage interest rate may adjust for any single adjustment period. Alternatively, certain ARMs contain limitations on changes in the required monthly payment. In the event that a monthly payment is not sufficient to pay the interest accruing on an ARM, any such excess interest is added to the principal balance of the mortgage loan, which is repaid through future monthly payments. If the monthly payment for such an instrument exceeds the sum of the interest accrued at the applicable mortgage interest rate and the principal payment required at such point to amortize the outstanding principal balance over the remaining term of the loan, the excess is utilized to reduce the then outstanding principal balance of the ARM.

PRIVATE MORTGAGE PASS-THROUGH SECURITIES


  Private mortgage pass-through securities are structured similarly to GNMA, FNMA and FHLMC mortgage pass-through securities and are issued by originators of and investors in mortgage loans, including depository institutions, mortgage banks, investment banks and special purpose subsidiaries of the foregoing. These securities usually are backed by a pool of conventional fixed rate or adjustable rate mortgage loans. Since private mortgage pass-through securities typically are not guaranteed by an entity having the credit status of GNMA, FNMA and FHLMC, such securities generally are structured with one or more types of credit enhancement. Types of credit enhancements are described under "Asset-Backed Securities".


COLLATERALIZED MORTGAGE OBLIGATIONS AND MULTI-CLASS PASS-THROUGH SECURITIES

  Collateralized mortgage obligations or "CMOs" are debt obligations collateralized by mortgage loans or mortgage pass-through securities. Typically, CMOs are collateralized by GNMA, FNMA or FHLMC Certificates, but also may be collateralized by whole loans or private mortgage pass-through securities (such collateral collectively hereinafter referred to as "Mortgage Assets"). Multi-class pass-through securities are equity interests in a trust composed of Mortgage Assets. Payments of principal and interest on the Mortgage Assets, and any reinvestment income thereon, provide the funds to pay debt service on the CMOs or make scheduled distributions on the multi-class pass-through securities. CMOs may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including depository institutions, mortgage banks, investment banks and special purpose subsidiaries of the foregoing. The issuer of a series of CMOs may elect to be treated as a Real Estate Mortgage Investment Conduit (REMIC). All future references to CMOs shall also be deemed to include REMICs.

  In a CMO, a series of bonds or certificates is issued in multiple classes. Each class of CMOs, often referred to as a "tranche," is issued at a specific fixed or floating coupon rate and has a stated maturity or final distribution date. Principal prepayments on the Mortgage Assets may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates. Interest is paid or accrues on all classes of the CMOs on a monthly, quarterly or semi-annual basis. The principal and interest on the Mortgage Assets may be allocated among the several classes of a CMO series in a number of different ways. Generally, the purpose of the allocation of the cash flow of a CMO to the various classes is to obtain a more predictable cash flow to the individual tranches than exists with the underlying collateral of the CMO. As a general rule, the more predictable the cash flow is on a CMO tranche, the lower the anticipated yield will be on that tranche at the time of issuance relative to prevailing market yields on Mortgage-Backed securities.

  The Fund also may invest in, among other things, parallel pay CMOs and Planned Amortization Class CMOs (PAC Bonds). Parallel pay CMOs are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PAC Bonds generally require payments of a specified amount of principal on each payment date. PAC Bonds always are parallel pay CMOs with the required principal payment on such securities having the highest priority after interest has been paid to all classes.

  In reliance on rules and on interpretations of the Securities and Exchange Commission (SEC), the Fund's investments in certain qualifying CMOs and REMICs are not subject to the Investment Company Act's limitation on acquiring interests in other investment companies. See "Investment Objective and Policies--Other Investments" in the Statement of Additional Information. CMOs and REMICs issued by an agency or instrumentality of the U.S. Government are considered U.S. Government securities for purposes of this Prospectus.

STRIPPED MORTGAGE-BACKED SECURITIES

  Stripped Mortgage-Backed securities or MBS strips are derivative multi-class mortgage securities. In addition to MBS strips issued by agencies or instrumentalities of the U.S. Government, the Fund may purchase MBS strips issued by private originators of, or investors in, mortgage loans, including depository institutions, mortgage banks, investment banks and special purpose subsidiaries of the foregoing. See "Investment Objective and Policies--U.S. Government Securities--Mortgage-Related Securities Issued by U.S. Government Agencies and Instrumentalities" above.

ASSET-BACKED SECURITIES

  The securitization techniques used to develop Mortgage-Backed securities are also applied to a broad range of other assets. Through the use of trusts and special purpose corporations, various types of assets, primarily automobile and credit card receivables and home equity loans, are being securitized in pass-through structures similar to the mortgage pass-through structures described above or in a pay-through structure similar to the CMO structure. The Fund may invest in these and other types of Asset-Backed securities that may be developed in the future.

  New instruments and variations of existing Mortgage-Backed securities and Asset-Backed securities continue to be developed. The Fund may invest in any such instruments or variations as may be developed, to the extent consistent with its investment objective and policies and applicable regulatory requirements.

TYPES OF CREDIT ENHANCEMENT

  Mortgage-Backed securities and Asset-Backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors on underlying assets to make payments, those securities may contain elements of credit support, which fall into two categories: (i) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the receipt of payments on the underlying pool occurs in a timely fashion. Protection against losses resulting from default ensures ultimate payment of the obligations on at least a portion of the assets in the pool. This protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction or through a combination of such approaches. The degree of credit support provided for each issue is generally based on historical information respecting the level of credit risk associated with the underlying assets. Delinquencies or losses in excess of those anticipated could adversely affect the return on an investment in a security. The Fund will not pay any additional fees for credit support, although the existence of credit support may increase the price of a security.

RISK FACTORS RELATING TO INVESTING IN MORTGAGE-BACKED AND ASSET-BACKED
SECURITIES

  The yield characteristics of Mortgage-Backed and Asset-Backed securities differ from traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying mortgage loans or other assets generally may be prepaid at any time. As a result, if the Fund purchases such a security at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Alternatively, if the Fund purchases these securities at a discount, faster than expected prepayments will increase, while slower than expected prepayments will reduce, yield to maturity. Moreover, slower than expected prepayments may effectively change a security which was considered short- or intermediate-term at the time of purchase into a long-term security. Long-term securities generally lead to increased volatility of net asset value because they tend to fluctuate more widely in response to changes in interest rates than short- or intermediate-term securities. The Fund may invest a portion of its assets in derivative Mortgage-Backed securities such as Stripped Mortgage-Backed securities which are highly sensitive to changes in prepayment and interest rates. The investment adviser will seek to manage these risks (and potential benefits) by diversifying its investments in such securities and through hedging techniques.

  Although the extent of prepayments on a pool of mortgage loans depends on various economic and other factors, as a general rule prepayments on fixed rate mortgage loans will increase during a period of falling interest rates and decrease during a period of rising interest rates. Accordingly, amounts available for reinvestment by the Fund are likely to be greater during a period of declining interest rates and, as a result, likely to be reinvested at lower interest rates than during a period of rising interest rates. Asset-Backed securities, although less likely to experience the same prepayment rates as Mortgage-Backed securities, may respond to certain of the same factors influencing prepayments, while at other times different factors will predominate. Mortgage-Backed securities and Asset-Backed securities may decrease in value as a result of increases in interest rates and may benefit less than other fixed income securities from declining interest rates because of the risk of prepayment.

  Asset-Backed securities involve certain risks that are not posed by Mortgage-Backed securities, resulting mainly from the fact that Asset-Backed securities do not usually contain the complete benefit of a security interest in the related collateral. For example, credit card receivables generally are unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, some of which may reduce the ability to obtain full payment. In the case of automobile receivables, due to various legal and economic factors, proceeds from repossessed collateral may not always be sufficient to support payments on these securities.

CORPORATE DEBT SECURITIES

  The Fund may purchase corporate debt securities rated AAA by S&P or Aaa by Moody's or, if unrated, deemed to be of comparable credit quality by the Fund's investment adviser. These debt securities may have adjustable or fixed rates of interest and in certain instances may be secured by assets of the issuer. Adjustable rate corporate debt securities may have features similar to those of adjustable rate Mortgage-Backed securities, but corporate debt securities, unlike Mortgage-Backed securities, are not subject to prepayment risk other than through contractual call provisions which generally impose a penalty for prepayment. Fixed rate debt securities may also be subject to call provisions.

FOREIGN SECURITIES

  The Fund may invest up to 10% of its total assets in foreign securities, including Mortgage-Backed securities and Asset-Backed securities issued by foreign entities.

  Investments in foreign securities involve certain risks not ordinarily associated with investments in securities of domestic issuers. Such risks include fluctuations in foreign exchange rates, future political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restrictions. See "Investment Objective and Policies-- Other Investments--Foreign Securities" in the Statement of Additional Information.

MUNICIPAL OBLIGATIONS

  The Fund may invest up to 5% of its total assets in Municipal Obligations (consisting of Municipal Bonds, Municipal Notes and Municipal Commercial Paper) rated in the highest rating category by Moody's or S&P. The Municipal Obligations in which the Fund may invest include "zero coupon" Municipal Obligations. Any Municipal Obligation which depends directly or indirectly on the credit of the U.S. Government shall be considered to have the highest rating by Moody's and S&P. See "Investment Objective and Policies--Other Investments--Municipal Obligations" in the Statement of Additional Information.

ZERO COUPON SECURITIES

  The Fund may invest up to 5% of its total assets in "zero coupon" securities, including U.S. Treasury bills, notes and bonds which have been stripped of their unmatured interest coupons and receipts or which are certificates representing interests in such stripped debt obligations and coupons. Such securities are purchased at a discount from their face amount, giving the purchaser the right to receive their full value at maturity. A zero coupon security pays no interest to its holder during its life. See "Investment Objective and Policies--Other Investments--Zero Coupon Treasury Securities" in the Statement of Additional Information.

ILLIQUID SECURITIES


  The Fund may hold up to 15% of its net assets in illiquid securities including repurchase agreements having maturities of more than seven days, securities with legal or contractual restrictions on resale (restricted securities) and securities that are not readily marketable. Restricted securities issued pursuant to Rule 144A under the Securities Act of 1933, as amended (the Securities Act) and privately placed commercial paper that have a readily available market are not considered illiquid for purposes of this limitation. Investing in Rule 144A securities could, however, have the effect of increasing the level of Fund illiquidity to the extent that qualified institutional buyers become, for a limited time, uninterested in purchasing these securities. The investment adviser will monitor the liquidity of such restricted securities under the supervision of the Trustees. The Fund will also treat POs and IOs as illiquid securities except for POs and IOs issued by U.S. Government agencies and instrumentalities, whose liquidity is monitored by the investment adviser subject to the supervision of the Trustees.


  The staff of the SEC has taken the position that purchased over-the-counter options and the assets used as "cover" for written over-the-counter options are illiquid securities unless the Fund and the counterparty have provided for the Fund at the Fund's option to unwind the over-the-counter option. The exercise of such an option ordinarily would involve the payment by the Fund of an amount designed to reflect the counterparty's economic loss from an early termination, but does allow the Fund to treat the assets used as "cover" as "liquid."

  When the Fund enters into interest rate swaps on other than a net basis, the entire amount of the Fund's obligations, if any, with respect to such interest rate swaps will be treated as illiquid. To the extent that the Fund enters into interest rate swaps on a net basis, the net amount of the excess, if any, of the Fund's obligations over its entitlements with respect to each interest rate swap will be treated as illiquid. See "Investment Objective and Policies--Other Investments--Illiquid Securities" in the Statement of Additional Information.

REPURCHASE AGREEMENTS

  The Fund may enter into repurchase agreements, whereby the seller of a security agrees to repurchase that security from the Fund at a mutually agreed-upon time and price. The repurchase date is usually within a day or two of the original purchase, although it may extend over a number of months. The resale price is in excess of the purchase price, reflecting an agreed-upon rate of return effective for the period of time the Fund's money is invested in the security. The Fund's repurchase agreements will at all times be fully collateralized in an amount at least equal to the resale price. The instruments held as collateral are valued daily, and if the value of the instruments declines, the Fund will require additional collateral. If the seller defaults and the value of the collateral securing the repurchase agreement declines, the Fund may incur a loss. In the event of a default or bankruptcy of a seller, the Fund will promptly seek to liquidate the collateral. To the extent that the proceeds from any sale of such collateral upon a default in the obligations to repurchase are less than the repurchase price, the Fund will suffer a loss. See "Investment Objective and Policies--Other Investment Strategies--Repurchase Agreements" in the Statement of Additional Information.

WHEN-ISSUED AND DELAYED DELIVERY SECURITIES AND FORWARD COMMITMENTS


  From time to time, in the ordinary course of business, the Fund may purchase securities on a when-issued or delayed delivery basis or may purchase or sell securities on a forward commitment basis. When such transactions are negotiated, the price is fixed at the time of the commitment, but delivery and payment can take place a month or more after the date of the commitment. While the Fund will only purchase securities on a when-issued, delayed delivery or forward commitment basis with the intention of acquiring the securities, the Fund may sell the securities before the settlement date, if it is deemed advisable. At the time the Fund makes the commitment to purchase securities on a when-issued or delayed delivery basis, the Fund will record the transaction and thereafter reflect the value, each day, of such security in determining the net asset value of the Fund. The securities so purchased are subject to market fluctuations and no interest accrues to the purchaser during the period between purchase and settlement. At the time of delivery of the securities, the value may be more or less than the purchase price. An increase in the percentage of the Fund's assets committed to the purchase of securities on a when-issued, delayed delivery or forward commitment basis may increase the volatility of the Fund's net asset value. At the time the Fund enters into a transaction on a when-issued or forward commitment basis, a segregated account consisting of cash or other liquid assets having a value equal to or greater than the Fund's purchase commitments will be established and maintained with the custodian. Subject to this requirement, the Fund may purchase securities on such basis without limit. See "Investment Objective and Policies--Other Investment Strategies--When-Issued and Delayed Delivery Securities" in the Statement of Additional Information.


HEDGING AND RETURN ENHANCEMENT STRATEGIES


  THE FUND MAY ENGAGE IN VARIOUS INVESTMENT TECHNIQUES, INCLUDING UTILIZING DERIVATIVES, REVERSE REPURCHASE AGREEMENTS, DOLLAR ROLLS, PURCHASING AND SELLING CALL AND PUT OPTIONS, ENTERING INTO INTEREST RATE FUTURES CONTRACTS AND RELATED OPTIONS, ENGAGING IN SHORT-SELLING, PURCHASING EURODOLLAR INSTRUMENTS, INTEREST RATE TRANSACTIONS AND LENDING PORTFOLIO SECURITIES IN AN EFFORT TO INCREASE INVESTMENT RETURN AND/OR TO HEDGE AGAINST CHANGES IN INTEREST RATES AND THUS MAINTAIN THE STABILITY OF ITS NET ASSET VALUE. The Fund, and thus investors, may lose money through any unsuccessful use of these strategies. The Fund's ability to use these strategies may be limited by market conditions, regulatory limits and tax considerations and there can be no assurance that any of these strategies will succeed.


SHORT SALES

  The Fund may make short sales of securities. A short sale is a transaction in which the Fund sells a security it does not own in anticipation that the market price of that security will decline. The Fund expects to make short sales both as a form of hedging to offset potential declines in long positions in similar securities and in order to maintain portfolio flexibility.

  When the Fund makes a short sale, it must borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. The Fund may have to pay a fee to borrow particular securities and is often obligated to pay over any payments received on such borrowed securities.


  Until the Fund replaces a borrowed security, the Fund will maintain daily a segregated account, containing cash or other liquid assets, at such a level that
(i) the amount deposited in the account plus any cash or other liquid assets deposited with the broker as collateral will equal the current value of the security sold short and (ii) the amount deposited in the segregated account plus the amount deposited with the broker as collateral will not be less than the market value of the security at the time it was sold short. Depending on arrangements made with the broker-dealer from which it borrowed the security regarding payment over of any payments received by the Fund on such security, the Fund may not receive any payments (including interest) on its collateral deposited with such broker-dealer.

  If the price of the security sold short increases between the time of the short sale and the time the Fund replaces the borrowed security, the Fund will incur a loss; conversely, if the price declines, the Fund will realize a capital gain. Although the Fund's gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited.

  The Fund will not make a short sale if, after giving effect to such sale, the market value of all securities sold short exceeds 25% of the value of its net assets or the Fund's aggregate short sales of a particular class of securities exceeds 25% of the outstanding securities of that class. The Fund may also make short sales "against the box" without respect to such limitations. In this type of short sale, at the time of the sale, the Fund owns or has the immediate and unconditional right to acquire at no additional cost the identical security.

LENDING OF PORTFOLIO SECURITIES


  Consistent with applicable regulatory requirements, the Fund may lend its portfolio securities to brokers, dealers and other financial institutions, provided that such loans are callable at any time by the Fund (subject to certain notice provisions described in the Statement of Additional Information), and are at all times secured by cash or other liquid assets or an irrevocable letter of credit in favor of the Fund. The cash or other liquid assets will be maintained in a segregated account pursuant to applicable regulations and will at least equal the market value, determined daily, of the loaned securities.


REVERSE REPURCHASE AGREEMENTS AND DOLLAR ROLLS

  The Fund may use reverse repurchase agreements and dollar rolls as part of its investment strategy. Reverse repurchase agreements involve sales by the Fund of portfolio assets concurrently with an agreement by the Fund to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on these securities.


  The Fund may enter into dollar rolls in which the Fund sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date from the same party. During the roll period, the Fund forgoes principal and interest paid on the securities. The Fund is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale.



  The Fund will establish a segregated account with its custodian in which it will maintain cash or other liquid assets equal in value to its obligations in respect of reverse repurchase agreements and dollar rolls. Reverse repurchase agreements and dollar rolls involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Fund's use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities.



  Reverse repurchase agreements and dollar rolls are speculative techniques involving leverage and are considered borrowings by the Fund for purposes of the percentage limitations applicable to borrowings. See "Borrowing." Under normal market conditions the Fund expects to engage in reverse repurchase agreements and dollar rolls with respect to approximately 15% of the Fund's total assets.

OPTIONS TRANSACTIONS

  The Fund may purchase put and call options on U.S. Government securities and Mortgage-Backed securities. The Fund may purchase a put option in an effort to protect the value of a security which it owns against a substantial decline in market value (protective puts), if the Fund's investment adviser believes that a defensive posture is warranted for a portion of the portfolio.

  The Fund may wish to protect certain portfolio securities against a decline in market value at a time when put options on those particular securities are not available for purchase. The Fund may therefore purchase a put option on securities other than those it wishes to protect even though it does not hold such other securities in its portfolio. While changes in the value of the put option should generally offset changes in the value of the securities being hedged, the correlation between the two values may not be as close in these transactions as in transactions in which the Fund purchases a put option on an underlying security it owns.

  The Fund may purchase call options on securities it intends to acquire in order to hedge against an anticipated market appreciation in the price of the underlying securities at limited risk and with a limited cash outlay. If the market price does rise as anticipated, the Fund will benefit from that rise but only to the extent that the rise exceeds the premiums paid. If the anticipated rise does not occur or if it does not exceed the premium, the Fund will bear the expense of the option premiums and transaction costs without gaining an offsetting benefit.

  The Fund's ability to purchase put and call options may be limited by the requirements of the Internal Revenue Code of 1986, as amended (the Internal Revenue Code) for qualification as a regulated investment company. See "Taxes, Dividends and Distributions" in the Statement of Additional Information.

  All options purchased by the Fund will be traded on a U.S. securities exchange or will be purchased or sold by a primary government securities dealer recognized by the Federal Reserve Bank of New York (OTC options). While exchange-traded options are in effect guaranteed by The Options Clearing Corporation, the Fund relies on the dealer from whom it purchases an OTC option to perform if the option is exercised. The Fund's investment adviser monitors the creditworthiness of dealers with whom the Fund enters into OTC option transactions under the general supervision of the Fund's Trustees. See "Investment Objective and Policies--Other Investment Strategies--Option and Futures Transactions" in the Statement of Additional Information.

TRANSACTIONS IN FUTURES CONTRACTS AND OPTIONS THEREON

  The Fund may purchase and sell interest rate futures contracts on U.S. Government securities and Mortgage-Backed securities (futures contracts) that are traded on U.S. commodity exchanges. A futures contract on such securities, other than GNMAs which are cash settled, is an agreement to purchase or sell an agreed amount of such securities at a set price for delivery on an agreed future date. The Fund may purchase a futures contract as a hedge against an anticipated decline in interest rates, and resulting increase in market price, in securities the Fund intends to acquire. The Fund may sell a futures contract as a hedge against an anticipated increase in interest rates, and resulting decline in market price, in securities the Fund owns.

  The Fund may also purchase call and put options on futures contracts on U.S. Government securities and Mortgage-Backed securities that are traded on U.S. commodity exchanges. An option on a futures contract gives the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the option exercise period. The writer of the option is required upon exercise to assume an offsetting futures position (a short position if the option is a call and a long position if the option is a put). Upon the exercise of the option, the assumption of offsetting futures positions by the writer and holder of the option will be accompanied by delivery of the accumulated cash balance in the writer's futures margin account which represents the amount by which the market price of the futures contract, at exercise, exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the futures contract.


  The Fund's ability to enter into and close out futures contracts and options thereon may be limited by the Internal Revenue Code's requirements for qualification as a regulated investment company. The Fund will not purchase an option if, as a result of such purchase, more than 20% of its total assets would be invested in premiums for options and options on futures. In addition, the Fund may not purchase or sell futures contracts or options thereon for non-hedging purposes if immediately thereafter the sum of the amount of initial margin deposits on the Fund's futures positions and premiums paid for options thereon would exceed 5% of the liquidation value of the Fund's total assets, after taking into account unrealized profits and unrealized losses on any such contracts the Fund has entered into; provided, however, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in computing such 5% limitation. However, there is no overall limitation on the percentage of the Fund's assets which may be subject to a hedge position.

  The Fund will purchase and sell futures contracts primarily to hedge its actual or anticipated holdings of U.S. Government and Mortgage-Backed securities. There is generally an inverse relationship between interest rates and bond prices. Generally, when interest rates increase, bond prices will decline; when interest rates decline, bond prices will increase. For example, if the Fund holds cash reserves or short-term debt securities at a time that interest rates are expected to decline, the Fund might purchase futures contracts as a hedge against anticipated increases in the price of the U.S. Government securities that the Fund intends to acquire (an anticipatory hedge).

  CHARACTERISTICS AND PURPOSE OF OPTIONS ON FUTURES CONTRACTS ON U.S. GOVERNMENT SECURITIES AND MORTGAGE-BACKED SECURITIES. The Fund will purchase put options on futures contracts primarily to hedge its portfolio of U.S. Government and Mortgage-Backed securities against the risk of rising interest rates, and the consequent decline in the prices of U.S. Government and Mortgage-Backed securities it owns. The Fund will purchase call options on futures contracts to hedge the Fund's portfolio against a possible market advance at a time when the Fund is not fully invested in U.S. Government and Mortgage-Backed securities (other than Treasury Bills).


  RISK CONSIDERATIONS. Participation in the options or futures markets involves investment risks and transaction costs to which the Fund would not be subject absent the use of these strategies. The Fund, and thus investors, may lose money through any unsuccessful use of these strategies. If the adviser's predictions of movements in the direction of the securities and interest rate markets are inaccurate, the adverse consequences to the Fund may leave the Fund in a worse position than if such strategies were not used. Risks inherent in the use of options, futures contracts and options on futures contracts include (1) dependence on the adviser's ability to predict correctly movements in the direction of interest rates and securities prices; (2) imperfect correlation between the price of options and futures contracts and options thereon and movements in the prices of the securities being hedged; (3) the fact that skills needed to use these strategies are different from those needed to select portfolio securities; (4) the absence of a liquid secondary market for any particular instrument at any time; (5) the possible need to defer closing out certain hedged positions to avoid adverse tax consequences; and (6) the possible inability of the Fund to purchase or sell a portfolio security at a time that otherwise would be favorable for it to do so, or the possible need for the Fund to sell the security at a disadvantageous time, due to the requirement that the Fund maintain "cover" or segregate securities in connection with hedging transactions. See "Investment Objective and Policies" and "Taxes, Dividends and Distributions" in the Statement of Additional Information.


  There is no assurance that a liquid secondary market will exist for futures contracts and options thereon in which the Fund may invest. In the event a liquid market does not exist, it may not be possible to close out a futures position, and in the event of adverse price movements, the Fund would continue to be required to make daily cash payments of variation margin. In addition, limitations imposed by an exchange or board of trade on which futures contracts are traded may compel or prevent the Fund from closing out a contract which may result in reduced gain or increased loss to the Fund. The absence of a liquid market in futures contracts might cause the Fund to make or take delivery of the underlying securities at a time when it may be disadvantageous to do so.

EURODOLLAR INSTRUMENTS

  The Fund may also from time to time purchase Eurodollar instruments traded on the Chicago Mercantile Exchange. Eurodollar instruments are essentially U.S. dollar denominated futures contracts or options thereon which are linked to the London Interbank Offered Rate (LIBOR). Eurodollar futures contracts enable purchasers to obtain a fixed rate for the lending of funds and sellers to obtain a fixed rate for borrowings. The Fund intends to use Eurodollar futures contracts and options thereon to hedge against changes in LIBOR, to which many interest rate swaps are linked. See "Interest Rate Transactions."

INTEREST RATE TRANSACTIONS

  The Fund may enter into interest rate swaps. Interest rate swaps involve the exchange by the Fund with another party of their respective commitments to pay or receive interest, E.G., an exchange of floating rate payments for fixed rate payments. The Fund expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities the Fund anticipates purchasing at a later date. The Fund intends to use these transactions as a hedge and not as a speculative investment.

  See "Investment Objective and Policies--Other Investment Strategies--Interest Rate Transactions" in the Statement of Additional Information.

BORROWING


  The Fund may borrow from banks and enter into reverse repurchase agreements or dollar rolls of up to 33 1/3% of the value of its total assets (computed at the time the loan is made) to take advantage of investment opportunities and for temporary, extraordinary or emergency purposes. See "Reverse Repurchase Agreements and Dollar Rolls" above. The Fund may pledge up to 33 1/3% of its total assets to secure these borrowings. If the Fund's asset coverage for borrowings falls below 300%, the Fund will take prompt action to reduce its borrowings. If the Fund borrows to invest in securities, any investment gains made on the securities in excess of interest paid on the borrowing will cause the net asset value of the Fund's shares to rise faster than would otherwise be the case. On the other hand, if the investment performance of the additional securities purchased fails to cover their cost (including any interest paid on the money borrowed) to the Fund, the net asset value of the Fund's shares will decrease faster than would otherwise be the case. This is the speculative characteristic known as "leverage." Under normal market conditions, the Fund expects to engage in borrowing with respect to approximately 15% of the Fund's total assets.


PORTFOLIO TURNOVER


  The Fund has no fixed policy with respect to portfolio turnover. The Fund does not expect to trade in securities for short-term gain. The portfolio turnover rate for the fiscal year ended June 30, 1997 was 225% due to market volatility. The investment adviser expects that, under normal circumstances, the Fund's annual portfolio turnover rate will not exceed 200%. The portfolio turnover rate is calculated by dividing the lesser of sales or purchases of portfolio securities by the average monthly value of the Fund's portfolio securities, excluding securities having a maturity at the date of purchase of one year or less. While the Fund will pay commissions in connection with its options and futures transactions, the other securities in which the Fund invests are generally traded on a "net" basis with dealers acting as principals for their own account without a stated commission. Nevertheless, high portfolio turnover may involve correspondingly greater brokerage commissions and other transaction costs which will be borne directly by the Fund. See "Portfolio Transactions" in the Statement of Additional Information.


INVESTMENT RESTRICTIONS

  The Fund is subject to certain investment restrictions which, like its investment objective, constitute fundamental policies. Fundamental policies cannot be changed without the approval of the holders of a majority of the Fund's outstanding voting securities, as defined in the Investment Company Act. See "Investment Restrictions" in the Statement of Additional Information.

                            HOW THE FUND IS MANAGED

  THE TRUSTEES OF THE FUND, IN ADDITION TO OVERSEEING THE ACTIONS OF THE FUND'S MANAGER, SUBADVISER AND DISTRIBUTOR, AS SET FORTH BELOW, DECIDE UPON MATTERS OF GENERAL POLICY. THE FUND'S MANAGER CONDUCTS AND SUPERVISES THE DAILY BUSINESS OPERATIONS OF THE FUND. THE FUND'S SUBADVISER FURNISHES DAILY INVESTMENT ADVISORY SERVICES.


  For the fiscal year ended June 30, 1997, total expenses as a percentage of average net assets of the Class A and Class C shares were 3.45% and 4.05%, respectively. See "Fund Expenses" and "Financial Highlights."


MANAGER


  PRUDENTIAL INVESTMENTS FUND MANAGEMENT LLC (PIFM OR THE MANAGER), GATEWAY CENTER THREE, 100 MULBERRY STREET, NEWARK, NEW JERSEY 07102-4077, IS THE MANAGER OF THE FUND AND IS COMPENSATED FOR ITS SERVICES AT AN ANNUAL RATE OF .50 OF 1% OF THE FUND'S AVERAGE DAILY NET ASSETS. PIFM is organized in New York as a limited liability company. It is the successor to Prudential Mutual Fund Management, Inc., which transferred its assets to PIFM in September 1996. See "Manager" in the Statement of Additional Information.



  For the fiscal year ended June 30, 1997, the Fund paid management fees to PMF of .50 of 1% of the Fund's average net assets.



  As of July 31, 1997, PIFM served as the manager of 40 open-end investment companies, constituting all of the Prudential Mutual Funds, and as manager or administrator to 22 closed-end investment companies with aggregate assets of approximately $56.7 billion.



  UNDER THE MANAGEMENT AGREEMENT WITH THE FUND, PIFM MANAGES THE INVESTMENT OPERATIONS OF THE FUND AND ALSO ADMINISTERS THE FUND'S BUSINESS AFFAIRS. See "Manager" in the Statement of Additional Information. PIFM is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a major diversified insurance and financial services company.


SUBADVISER


  UNDER A SUBADVISORY AGREEMENT AMONG THE FUND, PIFM AND BLACKROCK FINANCIAL MANAGEMENT, INC. (BFM OR THE SUBADVISER), BFM FURNISHES INVESTMENT ADVISORY SERVICES IN CONNECTION WITH THE MANAGEMENT OF THE FUND'S PORTFOLIO AND IS COMPENSATED BY PIFM FOR ITS SERVICES AT THE RATE OF .25 OF 1% OF THE FUND'S AVERAGE DAILY NET ASSETS. PIFM continues to have responsibility for all investment advisory services pursuant to the Management Agreement and supervises BFM's performance of such services.



  For the fiscal year ended June 30, 1997, the Subadviser received advisory fees of .25 of 1% of the Fund's average daily net assets from PIFM.



  The Subadviser is a Delaware corporation and a wholly-owned subsidiary of PNC Asset Management Group, Inc., which is a wholly-owned subsidiary of PNC Bank, N.A. (PNC), a commercial bank. PNC is a wholly-owned indirect subsidiary of PNC Bank Corp., a bank holding company. The Subadviser serves as investment adviser to fixed-income investors in the U.S. and overseas through funds and private accounts with combined total assets of over $50 billion, of which approximately $17 billion represent investment company assets.


  Scott Amero, an employee of the Subadviser, is responsible for the day-to-day management of the Fund's portfolio. Mr. Amero has managed the Fund's portfolio since its inception in September 1991 and has been employed by BFM as a portfolio manager since 1990. Prior to joining BlackRock in 1990, Mr. Amero was a vice-president in Fixed Income Research at The First Boston Corporation. BFM, however, applies a team approach to portfolio management and several BlackRock professionals, including Robert Kapito and Keith Anderson, are responsible for the longer term strategies and major transactions for the Fund's portfolio.

DISTRIBUTOR


  PRUDENTIAL SECURITIES INCORPORATED (PRUDENTIAL SECURITIES, PSI OR THE DISTRIBUTOR), ONE SEAPORT PLAZA, NEW YORK, NEW YORK 10292, IS A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE AND SERVES AS THE DISTRIBUTOR OF THE CLASS A AND CLASS C SHARES OF THE FUND. IT IS AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF PRUDENTIAL.



  UNDER SEPARATE DISTRIBUTION AND SERVICE PLANS (THE CLASS A PLAN AND THE CLASS C PLAN, COLLECTIVELY, THE PLANS) ADOPTED BY THE FUND UNDER RULE 12B-1 UNDER THE INVESTMENT COMPANY ACT AND A DISTRIBUTION AGREEMENT (THE DISTRIBUTION AGREEMENT), PRUDENTIAL SECURITIES INCURS THE EXPENSES OF DISTRIBUTING THE FUND'S CLASS A AND CLASS C SHARES. These expenses include commissions and account servicing fees paid to, or on account of, financial advisers of Prudential Securities and representatives of Pruco Securities Corporation (Prusec), an affiliated broker-dealer, commissions and account servicing fees paid to, or on account of, other broker-dealers or financial institutions (other than national banks) which have entered into agreements with the Distributor, advertising expenses, the cost of printing and mailing prospectuses to potential investors and indirect and overhead costs of Prudential Securities and Prusec associated with the sale of Fund shares, including lease, utility, communications and sales promotion expenses.


  Under the Class C Plan, the Fund is obligated to pay distribution and/or service fees to the Distributor as compensation for its distribution and service activities, not as reimbursement for specific expenses incurred, as is the case under the Class A Plan. If the Distributor's expenses under the Class C Plan exceed its distribution and service fees, the Fund will not be obligated to pay any additional expenses under the Class C Plan. If the Distributor's expenses under the Class C Plan are less than such distribution and service fees, it will retain its full fees and realize a profit.


  UNDER THE CLASS A PLAN, THE FUND REIMBURSES PRUDENTIAL SECURITIES FOR ITS DISTRIBUTION-RELATED EXPENSES WITH RESPECT TO CLASS A SHARES AT AN ANNUAL RATE OF UP TO .30 OF 1% OF THE AVERAGE DAILY NET ASSETS OF THE CLASS A SHARES. The Class A Plan provides that (i) up to .25 of 1% of the average daily net assets of the Class A shares may be used to pay for personal service and the maintenance of shareholder accounts (service fee) and (ii) total distribution fees (including the service fee of .25 of 1%) may not exceed .30 of 1%. It is expected that, in the case of Class A shares, proceeds from the distribution fee will be used primarily to pay an account servicing fee to financial advisers. The Distributor has agreed to limit its distribution expenses under the Class A Plan to .15 of 1% of the average daily net assets of the Class A shares for the fiscal year ending June 30, 1998.



  UNDER THE CLASS C PLAN, THE FUND MAY PAY PRUDENTIAL SECURITIES FOR ITS DISTRIBUTION-RELATED ACTIVITIES WITH RESPECT TO CLASS C SHARES AT AN ANNUAL RATE OF UP TO 1% OF THE AVERAGE DAILY NET ASSETS OF THE CLASS C SHARES. The Class C Plan provides for the payment to Prudential Securities of (i) an asset-based sales charge of up to .75 of 1% of the average daily net assets of the Class C shares, and (ii) a service fee of up to .25 of 1% of the average daily net assets of the Class C shares. The service fee is used to pay for personal service and/or the maintenance of shareholder accounts. Prudential Securities has agreed to limit its distribution-related fees payable under the Class C Plan to .75 of 1% of the average daily net assets of the Class C shares for the fiscal year ending June 30, 1998. Prudential Securities also receives contingent deferred sales charges from certain redeeming shareholders. See "Shareholder Guide--How to Sell Your Shares--Contingent Deferred Sales Charges."



  For the fiscal year ended June 30, 1997, the Fund paid distribution expenses of .15% and .75% of the average daily net assets of the Class A and Class C shares, respectively. The Fund records all payments made under the Plans as expenses in the calculation of net investment income.

  Distribution expenses attributable to the sale of Class A or Class C shares of the Fund will be allocated to each such class based upon the ratio of sales of each such class to the sales of Class A or Class C shares of the Fund other than expenses allocated to a particular class. The distribution fee and sales charge of one class will not be used to subsidize the sale of another class.


  Each Plan provides that it shall continue in effect from year to year provided that a majority of the Trustees of the Fund, including a majority of the Trustees who are not "interested persons" of the Fund (as defined in the Investment Company Act) and who have no direct or indirect financial interest in the operation of the Plan or any agreement related to the Plan (the Rule 12b-1 Trustees), vote annually to continue the Plan. Each Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Trustees or of a majority of the outstanding shares of the applicable class of the Fund.

  In addition to distribution and service fees paid by the Fund under the Class A and Class C Plans, the Manager (or one of its affiliates) may make payments out of its own resources to dealers (including Prudential Securities) and other persons who distribute shares of the Fund. Such payments may be calculated by reference to the net asset value of the shares sold by such persons or otherwise.

  The Distributor is subject to the rules of the National Association of Securities Dealers, Inc. (the NASD) governing maximum sales charges. See "Distributor" in the Statement of Additional Information.

  On October 21, 1993, PSI entered into an omnibus settlement with the SEC, state securities regulators (with the exception of the Texas Securities Commissioner who joined the settlement on January 18, 1994) and the NASD to resolve allegations that from 1980 through 1990 PSI sold certain limited partnership interests in violation of securities laws to persons for whom such securities were not suitable and misrepresented the safety, potential returns and liquidity of these investments. Without admitting or denying the allegations asserted against it, PSI consented to the entry of an SEC Administrative Order which stated that PSI's conduct violated the federal securities laws, directed PSI to cease and desist from violating the federal securities laws, pay civil penalties, and adopt certain remedial measures to address the violations.

  Pursuant to the terms of the SEC settlement, PSI agreed to the imposition of a $10,000,000 civil penalty, established a settlement fund in the amount of $330,000,000 and procedures to resolve legitimate claims for compensatory damages by purchasers of the partnership interests. PSI has agreed to provide additional funds, if necessary, for the purpose of the settlement fund. PSI's settlement with the state securities regulators included an agreement to pay a penalty of $500,000 per jurisdiction. PSI consented to a censure and to the payment of a $5,000,000 fine in settling the NASD action.

  In October 1994, a criminal complaint was filed with the United States Magistrate for the Southern District of New York alleging that PSI committed fraud in connection with the sale of certain limited partnership interests in violation of federal securities laws. An agreement was simultaneously filed to defer prosecution of these charges for a period of three years from the signing of the agreement, provided that PSI complies with the terms of the agreement. If, upon completion of the three year period, PSI has complied with the terms of the agreement, no prosecution will be instituted by the United States for the offenses charged in the complaint. If on the other hand, during the course of the three year period, PSI violates the terms of the agreement, the U.S. Attorney can then elect to pursue these charges. Under the terms of the agreement, PSI agreed, among other things, to pay an additional $330,000,000 into the fund established by the SEC to pay restitution to investors who purchased certain PSI limited partnership interests.


  For more detailed information concerning the foregoing matters, see "Distributor" in the Statement of Additional Information, a copy of which may be obtained at no cost by calling (800) 225-1852.


  The Fund is not affected by PSI's financial condition and is an entirely separate legal entity from PSI, which has no beneficial ownership therein and the Fund's assets which are held by State Street Bank and Trust Company, an independent custodian, are separate and distinct from PSI.

PORTFOLIO TRANSACTIONS

  Prudential Securities may act as broker and/or futures commission merchant for the Fund, provided that the commissions, fees or other remuneration it receives are fair and reasonable. See "Portfolio Transactions" in the Statement of Additional Information.

CUSTODIAN AND TRANSFER AND DIVIDEND DISBURSING AGENT

  State Street Bank and Trust Company, One Heritage Drive, North Quincy, Massachusetts, 02171, serves as Custodian for the Fund's portfolio securities and cash and, in that capacity, maintains certain financial and accounting books and records pursuant to an agreement with the Fund. Its mailing address is P.O. Box 1713, Boston, Massachusetts 02105.


  Prudential Mutual Fund Services LLC (PMFS), Raritan Plaza One, Edison, New Jersey 08837, serves as Transfer Agent and Dividend Disbursing Agent and in those capacities maintains certain books and records for the Fund. PMFS is a wholly-owned subsidiary of PIFM. Its mailing address is P.O. Box 15005, New Brunswick, New Jersey 08906-5005.


                         HOW THE FUND VALUES ITS SHARES

  THE FUND'S NET ASSET VALUE PER SHARE OR NAV IS DETERMINED BY SUBTRACTING ITS LIABILITIES FROM THE VALUE OF ITS ASSETS AND DIVIDING THE REMAINDER BY THE NUMBER OF OUTSTANDING SHARES. NAV IS CALCULATED SEPARATELY FOR EACH CLASS. THE TRUSTEES HAVE FIXED THE SPECIFIC TIME OF DAY FOR THE COMPUTATION OF THE FUND'S NAV TO BE AS OF 4:15 P.M., NEW YORK TIME.


  Portfolio securities are valued based on market quotations or, if not readily available, at fair value as determined in good faith under procedures established by the Fund's Trustees. For valuation purposes, quotations of foreign securities in a foreign currency are converted to U.S. dollar equivalents. See "Net Asset Value" in the Statement of Additional Information.



  The Fund will compute its NAV once daily on days that the New York Stock Exchange is open for trading except on days on which no orders to purchase, sell or redeem shares have been received by the Fund or days on which changes in the value of the Fund's portfolio securities do not materially affect the NAV.


  Although the legal rights of each class of shares are substantially identical, the different expenses borne by each class will result in different NAVs and dividends. As long as the Fund declares dividends daily, the NAV of the Class A and Class C shares will generally be the same. It is expected, however, that the Fund's dividends will differ by approximately the amount of the distribution-related expense accrual differential among the classes.

                      HOW THE FUND CALCULATES PERFORMANCE


  FROM TIME TO TIME THE FUND MAY ADVERTISE ITS YIELD, AVERAGE ANNUAL TOTAL RETURN AND AGGREGATE TOTAL RETURN IN ADVERTISEMENTS AND SALES LITERATURE. YIELD AND TOTAL RETURN ARE CALCULATED SEPARATELY FOR CLASS A AND CLASS C SHARES. THESE FIGURES ARE BASED ON HISTORICAL EARNINGS AND ARE NOT INTENDED TO INDICATE FUTURE PERFORMANCE. The yield refers to the income generated by an investment in the Fund over a one-month or 30-day period. This income is then "annualized" that is, the amount of income generated by the investment during that 30-day period is assumed to be generated each 30-day period for twelve periods and is shown as a percentage of the investment. The income earned on the investment is also assumed to be reinvested at the end of the 30-day period. The total return shows how much an investment in the Fund would have increased (decreased) over a specified period of time, (I.E., one, five or ten years or since inception of the Fund) assuming that all distributions and dividends by the Fund were reinvested on the reinvestment dates during the period and less all recurring fees. The aggregate total return reflects actual performance over a stated period of time. Average annual total return is a hypothetical rate of return that, if achieved annually, would have produced the same aggregate total return if performance had been constant over the entire period. Average annual total return smooths out variations in performance and takes into account any applicable initial or contingent deferred sales charges. Neither average annual total return nor aggregate total return takes into account any federal or state income taxes which may be payable upon redemption. The Fund also may include comparative performance information in advertising or marketing the Fund's shares. Such performance information may include data from Lipper Analytical Services, Inc., Morningstar Publications, Inc., other industry publications, business periodicals and market indices. See "Performance Information" in the Statement of Additional Information. Further performance information will be contained in the Fund's annual and semi-annual reports to shareholders which may be obtained without cost. See "Shareholder Guide--Shareholder Services--Reports to Shareholders."


                       TAXES, DIVIDENDS AND DISTRIBUTIONS

TAXATION OF THE FUND


  THE FUND HAS ELECTED TO QUALIFY AND INTENDS TO REMAIN QUALIFIED AS A REGULATED INVESTMENT COMPANY UNDER THE INTERNAL REVENUE CODE. ACCORDINGLY, THE FUND WILL NOT BE SUBJECT TO FEDERAL INCOME TAXES ON ITS NET INVESTMENT INCOME AND NET CAPITAL GAINS, IF ANY, THAT IT DISTRIBUTES TO ITS SHAREHOLDERS. See "Taxes, Dividends and Distributions" in the Statement of Additional Information.


  The Fund may incur foreign income taxes in the event that it does invest in foreign securities. See "Taxes, Dividends and Distributions" in the Statement of Additional Information.

  Under the Internal Revenue Code, special rules apply to the treatment of certain options and futures contracts (Section 1256 contracts). At the end of each year, such investments held by the Fund will be required to be "marked to market" for federal income tax purposes; that is, treated as having been sold at market value. Sixty percent of any gain or loss recognized on these "deemed sales" and on actual dispositions will be treated as long-term capital gain or loss, and the remainder will be treated as short-term capital gain or loss. See "Taxes, Dividends and Distributions" in the Statement of Additional Information.

TAXATION OF SHAREHOLDERS


  Any dividends out of net investment income, together with distributions of net short-term gains (I.E., the excess of net short-term capital gains over net long-term capital losses) distributed to shareholders, will be taxable as ordinary income to the shareholder whether or not reinvested. Any net capital gains (I.E., the excess of net long-term capital gains over net short-term capital losses) distributed to shareholders will be taxable as long-term capital gains to the shareholders, whether or not reinvested and regardless of the length of time a shareholder has owned his or her shares. The maximum long-term capital gains rate for most capital assets held by individuals is currently 20%. The maximum long-term capital gains rate for corporate shareholders currently is the same as the maximum tax rate for ordinary income.


  The Fund has obtained an opinion of counsel to the effect that the exchange of Class C shares for Class A shares does not constitute a taxable event for federal income tax purposes. However, such opinion is not binding on the Internal Revenue Service.

  Shareholders are advised to consult their own tax advisers regarding specific questions as to federal, state or local taxes.

WITHHOLDING TAXES


  Under the Internal Revenue Code, the Fund is required to withhold and remit to the U.S. Treasury 31% of dividends and capital gain income and redemption proceeds on the accounts of those shareholders who fail to furnish their tax identification numbers on IRS Form W-9 (or IRS Form W-8 in the case of certain foreign shareholders) with the required certifications regarding the shareholder's status under the federal income tax law. For shareholders who are otherwise subject to backup withholding under federal income tax law, only dividends and capital gains distributions are subject to withholding. Dividends of net investment income and short-term capital gains to a foreign shareholder will generally be subject to U.S. withholding tax at the rate of 30% (or lower treaty rate).



  Shareholders are advised to consult their own tax advisers regarding specific questions as to federal, state or local taxes. See "Taxes, Dividends and Distributions" in the Statement of Additional Information.


DIVIDENDS AND DISTRIBUTIONS


  THE FUND EXPECTS TO DECLARE DAILY AND PAY MONTHLY DIVIDENDS OF NET INVESTMENT INCOME AND MAKE DISTRIBUTIONS AT LEAST ANNUALLY OF ANY NET CAPITAL GAINS. Dividends paid by the Fund with respect to each class of shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day and will be in the same amount except that each class will bear its own distribution charges, generally resulting in lower dividends for Class C shares. Distributions of net capital gains, if any, will be paid in the same amount for Class A and Class C shares. See "How the Fund Values its Shares." For federal income tax purposes, the Fund had a capital loss carryforward at June 30, 1997 of approximately $3,793,000 of which $559,000 expires in 2001, $2,044,000 expires in 2002, $742,000 expires in 2003, and $448,000 expires in
2004. Accordingly, no capital gains distributions are expected to be paid to shareholders until net gains have been realized in excess of such amount.



  DIVIDENDS AND DISTRIBUTIONS WILL BE PAID IN ADDITIONAL FUND SHARES, BASED ON THE NAV ON THE RECORD DATE OR SUCH OTHER DATE AS THE TRUSTEES MAY DETERMINE, UNLESS THE SHAREHOLDER ELECTS IN WRITING NOT LESS THAN FIVE BUSINESS DAYS PRIOR TO THE RECORD DATE TO RECEIVE SUCH DIVIDENDS AND DISTRIBUTIONS IN CASH. Such election should be submitted to Prudential Mutual Fund Services LLC, Attention:
Account Maintenance, P.O. Box 15015, New Brunswick, New Jersey 08906-5015. The Fund will notify each shareholder after the close of the Fund's taxable year of both the dollar amount and the taxable status of that year's dividends and distributions on a per share basis.



  IF YOU BUY SHARES ON OR BEFORE THE RECORD DATE (THE DATE THAT MEASURES WHO RECEIVES THE DIVIDEND), YOU WILL RECEIVE A PORTION OF THE MONEY YOU INVESTED AS A TAXABLE DIVIDEND. THEREFORE, YOU SHOULD CONSIDER THE TIMING OF DIVIDENDS WHEN BUYING SHARES OF THE FUND.


                              GENERAL INFORMATION

DESCRIPTION OF SHARES

  THE FUND, ORGANIZED AS AN UNINCORPORATED BUSINESS TRUST UNDER THE LAWS OF MASSACHUSETTS, IS A TRUST FUND OF THE TYPE COMMONLY KNOWN AS A "MASSACHUSETTS BUSINESS TRUST." THE FUND'S ACTIVITIES ARE SUPERVISED BY ITS TRUSTEES. THE FUND IS AUTHORIZED TO ISSUE AN UNLIMITED NUMBER OF SHARES OF BENEFICIAL INTEREST, $.01 PAR VALUE PER SHARE, DIVIDED INTO THREE CLASSES, DESIGNATED CLASS A, CLASS B AND CLASS C. ON NOVEMBER 28, 1995, ALL OUTSTANDING CLASS B SHARES WERE CONVERTED TO CLASS A SHARES. THE FUND CURRENTLY OFFERS ONLY CLASS A AND CLASS C SHARES. Each class of shares represents an interest in the same assets of the Fund and are identical in all respects except that each class bears different distribution expenses and has exclusive voting rights with respect to its distribution plan and each class has a different exchange privilege. See "How the Fund is Managed--Distributor." The Trustees are empowered by the Declaration of Trust to issue additional series of shares and classes within those series.

  The Trustees may increase or decrease the number of authorized shares. Shares of the Fund, when issued, are fully paid, nonassessable, fully transferable and redeemable at the option of the holder. Shares are also redeemable at the option of the Fund under certain circumstances as described under "Shareholder Guide--How to Sell Your Shares." Each share of beneficial interest of each class is equal as to earnings, assets and voting privileges; except as noted above, each class bears the expenses related to the distribution of its shares. There are no conversion, preemptive or other subscription rights in connection with the shares. In the event of liquidation, each share of the Fund is entitled to its portion of all of the Fund's assets after all debt and expenses of the Fund have been paid. Since Class C shares generally bear higher distribution expenses than Class A shares, the liquidation proceeds to shareholders of Class C shares are likely to be lower than to Class A shareholders. The Fund's shares do not have cumulative voting rights for the election of Trustees.

  THE FUND DOES NOT INTEND TO HOLD ANNUAL MEETINGS OF SHAREHOLDERS. SHAREHOLDERS HAVE CERTAIN RIGHTS, INCLUDING THE RIGHT TO CALL A MEETING UPON A VOTE OF 10% OF THE FUND'S OUTSTANDING SHARES FOR THE PURPOSE OF VOTING ON THE REMOVAL OF ONE OR MORE TRUSTEES OR TO TRANSACT ANY OTHER BUSINESS.

  Under Massachusetts law, shareholders of a business trust may, under certain circumstances, be held personally liable as partners for the obligation of the Fund beyond the amount of their investment in the Fund, which is not the case with a corporation. The Declaration of Trust of the Fund provides that shareholders shall not be subject to any personal liability for the acts or obligations of the Fund and that every written obligation, contract, instrument or undertaking made by the Fund shall contain a provision to the effect that the shareholders are not individually bound thereunder.

ADDITIONAL INFORMATION

  This Prospectus, including the Statement of Additional Information which has been incorporated by reference herein, does not contain all the information set forth in the Registration Statement filed by the Fund with the SEC under the Securities Act. Copies of the Registration Statement may be obtained at a reasonable charge from the SEC or may be examined, without charge, at the office of the SEC in Washington, D.C.

                               SHAREHOLDER GUIDE

HOW TO BUY SHARES OF THE FUND


  YOU MAY PURCHASE SHARES OF THE FUND THROUGH PRUDENTIAL SECURITIES, PRUSEC, OR DIRECTLY FROM THE FUND, THROUGH ITS TRANSFER AGENT, PRUDENTIAL MUTUAL FUND SERVICES LLC (PMFS OR THE TRANSFER AGENT), ATTENTION: INVESTMENT SERVICES, P.O. BOX 15020, NEW BRUNSWICK, NEW JERSEY 08906-5020. The minimum initial investment for Class A shares is $2,500 and is $5,000 for Class C shares, except that the minimum initial investment for Class C shares may be waived from time to time. The minimum subsequent investment is $100 for both classes. All minimum investment requirements are waived for certain retirement and employee savings plans or custodial accounts for the benefit of minors. For purchases made through the Automatic Savings Accumulation Plan, the minimum initial and subsequent investment is $50. See "Shareholder Services."



  THE PURCHASE PRICE IS THE NAV PER SHARE NEXT DETERMINED FOLLOWING RECEIPT OF AN ORDER IN PROPER FORM BY THE TRANSFER AGENT OR PRUDENTIAL SECURITIES PLUS A SALES CHARGE WHICH, AT YOUR OPTION, MAY BE IMPOSED EITHER (I) AT THE TIME OF PURCHASE (CLASS A SHARES) OR (II) ON A DEFERRED BASIS (CLASS C SHARES). PAYMENT MAY BE MADE BY WIRE, CHECK OR THROUGH YOUR BROKERAGE ACCOUNT. SEE "ALTERNATIVE PURCHASE PLAN" BELOW. SEE ALSO "HOW THE FUND VALUES ITS SHARES."

  Application forms can be obtained from PMFS, Prudential Securities or Prusec. If a share certificate is desired, it must be requested in writing for each transaction. Certificates are issued only for full shares. Shareholders who hold their shares through Prudential Securities will not receive share certificates.

  The Fund reserves the right to reject any purchase order (including an exchange into the Fund) or to suspend or modify the continuous offering of its shares. See "How to Sell Your Shares."

  Your dealer is responsible for forwarding payment promptly to the Fund. The Distributor reserves the right to cancel any purchase order for which payment has not been received by the third business day following the investment.

  Transactions in Fund shares may be subject to postage and handling charges imposed by your dealer.


  PURCHASE BY WIRE. For an initial purchase of shares of the Fund by wire, you must first telephone PMFS to receive an account number at (800) 225-1852 (toll-free). The following information will be requested: your name, address, tax identification number, class election, dividend distribution election, amount being wired, and wiring bank. Instructions should then be given by you to your bank to transfer funds by wire to State Street Bank and Trust Company, Boston, Massachusetts, Custody and Shareholder Services Division, Attention: The BlackRock Government Income Trust, specifying on the wire the account number assigned by PMFS and your name and identifying the class in which you are eligible to invest (Class A or Class C shares).


  If you arrange for receipt by State Street of Federal Funds prior to the calculation of NAV (4:15 P. M., New York time), on a business day, you may purchase shares of the Fund as of that day. See "Net Asset Value" in the Statement of Additional Information.


  In making a subsequent purchase order by wire, you should wire State Street directly and should be sure that the wire specifies The BlackRock Government Income Trust, Class A or Class C shares and your name and individual account number. It is not necessary to call PMFS to make subsequent purchase orders utilizing Federal Funds. The minimum initial amount which may be invested by wire is $1,000 for both classes.


ALTERNATIVE PURCHASE PLAN

  THE FUND OFFERS TWO CLASSES OF SHARES (CLASS A AND CLASS C SHARES) WHICH ALLOWS YOU TO CHOOSE THE MOST BENEFICIAL SALES CHARGE STRUCTURE FOR YOUR INDIVIDUAL CIRCUMSTANCES GIVEN THE AMOUNT OF THE PURCHASE, THE LENGTH OF TIME YOU EXPECT TO HOLD THE SHARES AND OTHER RELEVANT CIRCUMSTANCES (ALTERNATIVE PURCHASE PLAN).

                                         ANNUAL 12B-1 FEES
                                      (AS A % OF AVERAGE DAILY
                 SALES CHARGE               NET ASSETS)                OTHER INFORMATION
           ------------------------  --------------------------  -----------------------------
CLASS A    Maximum initial sales     .30 of 1% (Currently being  Initial sales charge waived
           charge of 3% of the       charged at a rate of .15    or reduced for certain
           public offering price     of 1%)                      purchases

CLASS C    Maximum CDSC of 1% of     1% (Currently being
           the lesser of the amount  charged at a rate of .75
           invested or the           of 1%)
           redemption proceeds on
           redemptions made within
           one year of purchase

  Both classes of shares represent an interest in the same portfolio of investments of the Fund and have the same rights, except that (i) each class is subject to different sales charges and distribution and/or service fees and (ii) each class has exclusive voting rights on any matter submitted to shareholders that relates solely to its distribution arrangement and has separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of the other class.


  The two classes also have separate exchange privileges. See "How to Exchange Your Shares" below. The income attributable to each class and the dividends payable on the shares of each class will be reduced by the amount of the distribution fee of each class. Class C shares bear the expenses of a higher distribution fee which will generally cause them to have higher expense ratios and to pay lower dividends than the Class A shares.


  Financial advisers and other sales agents who sell shares of the Fund will receive different compensation for selling Class A and Class C shares and will generally receive more compensation initially for selling Class A shares than for selling Class C shares.

  IN SELECTING A PURCHASE ALTERNATIVE, YOU SHOULD CONSIDER, AMONG OTHER THINGS,
(1) the length of time you expect to hold your investment, (2) the amount of any applicable sales charge (whether imposed at the time of purchase or redemption) and distribution-related fees, as noted above, (3) whether you qualify for any reduction or waiver of any applicable sales charge, and (4) the various exchange privileges among the different classes of shares (see "How to Exchange Your Shares" below).

  The following illustrations are provided to assist you in determining which method of purchase best suits your individual circumstances:

  If you qualify for a reduced sales charge, you might elect to purchase Class A shares because a similar sales charge reduction is not available for purchases of Class C shares and because Class A shares are subject to a lower distribution and service fee than are Class C shares. However, because the initial sales charge for Class A shares is deducted at the time of purchase, you would not have all of your funds invested initially.

  If you do not qualify for a reduced initial sales charge and expect to maintain your investment in the Fund for a long period of time you might also elect to purchase Class A shares because over time the accumulated continuing distribution and service fees of Class C shares will exceed the initial sales charge plus distribution and service fees of Class A shares. Again, however, you must weigh this consideration against the fact that not all of your funds will be invested initially. Furthermore, the ongoing distribution and service fees applicable to Class C shares will be offset to the extent any return is realized on the additional funds. However, there can be no assurance that any return will be realized on the additional funds.

  On the other hand, you might determine that it is more advantageous to have all of your funds invested initially, although they are subject to a distribution and service fee and, for a one-year period, a contingent deferred sales charge. For example, based on current fees and expenses, you would have to hold your investment over six years for the Class C distribution and service fee to exceed the initial sales charge plus distribution and service fees of Class A shares. In this example, if you intend to maintain your investment in the Fund for more than six years, you should consider purchasing Class A shares. This example does not take into account the time value of money which further reduces the impact of the distribution and service fee on the investment, fluctuations in net asset value, the effect of the return on the investment over this period of time or redemptions to which the contingent deferred sales charge is applicable.

CLASS A SHARES

  The offering price of Class A shares for investors choosing the initial sales charge alternative is the next determined NAV plus a sales charge (expressed as a percentage of the offering price and of the amount invested) imposed on a single transaction as shown in the following table:

                           SALES CHARGE AS    SALES CHARGE AS   DEALER CONCESSION AS
                            PERCENTAGE OF      PERCENTAGE OF        PERCENTAGE OF
AMOUNT OF PURCHASE         OFFERING PRICE     AMOUNT INVESTED      OFFERING PRICE
------------------------  -----------------  -----------------  ---------------------
$0 to $49,999                      3.00%              3.09%                2.90%
$50,000 to $99,999                 2.50               2.56                 2.40
$100,000 to $249,999               2.00               2.04                 1.90
$250,000 to $499,999               1.50               1.52                 1.45
$500,000 to $999,999               1.00               1.01                 0.95
$1,000,000 to $2,499,999           0.50               0.50                 0.45
Over $2,500,000                    0.25               0.20                 0.20


  The Distributor may reallow the entire sales charge to dealers. Selling dealers may be deemed to be underwriters, as that term is defined under federal securities laws.



  In connection with the sale of Class A shares at NAV (without payment of an initial sales charge), the Manager, the Distributor or one of their affiliates will pay dealers, financial advisers, and other persons which distribute shares a finders' fee from its own resources based on a percentage of the net asset value of shares sold by such persons.


  REDUCTION AND WAIVER OF INITIAL SALES CHARGES. Reduced sales charges are available through Rights of Accumulation and Letters of Intent. Shares of the Fund and shares of other Prudential Mutual Funds (excluding money market funds other than those acquired pursuant to the exchange privilege) may be aggregated to determine the applicable reduction. See "Purchase and Redemption of Fund Shares--Reduced Initial Sales Charges--Class A Shares" in the Statement of Additional Information.


  BENEFIT PLANS. Class A shares may be purchased at NAV, without payment of an initial sales charge, by pension, profit-sharing or other employee benefit plans qualified under Section 401 of the Internal Revenue Code and deferred compensation and annuity plans under Sections 457 and 403(b)(7) of the Internal Revenue Code (collectively, Benefit Plans), provided that the Benefit Plan has existing assets of at least $1 million invested in shares of Prudential Mutual Funds (excluding money market funds other than those acquired pursuant to the exchange privilege) or 250 eligible employees or participants. In the case of Benefit Plans whose accounts are held directly with the Transfer Agent or Prudential Securities and for which the Transfer Agent or Prudential Securities does individual account recordkeeping (Direct Account Benefit Plans) and Benefit Plans sponsored by PSI or its subsidiaries (PSI or Subsidiary Prototype Benefit Plans), Class A shares may be purchased at NAV by participants who are repaying loans made from such plans to the participant.



  PRUDENTIAL RETIREMENT PROGRAMS. Class A shares may be purchased at NAV by certain savings, retirement and deferred compensation plans, qualified or non-qualified under the Internal Revenue Code for which Prudential serves as the plan administrator or recordkeeper, provided that (i) the plan has at least $1 million in existing assets or 250 eligible employees and (ii) the Fund is an available investment option. These plans include pension, profit-sharing, stock-bonus or other employee benefit plans under Section 401 of the Internal Revenue Code, deferred compensation and annuity plans under Sections 457 or 403(b)(7) of the Internal Revenue Code and plans that participate in the Transfer Agent's PruArray and SmartPath Programs (benefit plan recordkeeping services) (hereafter referred to as a PruArray or SmartPath Plan). All plans of a company for which Prudential serves as plan administrator or recordkeeper are aggregated in meeting the $1 million threshold. The term "existing assets" as used herein includes stock issued by a plan sponsor, shares of Prudential Mutual Funds and shares of certain unaffiliated mutual funds that participate in the PruArray or SmartPath Program (Participating Funds). "Existing assets" also include monies invested in The Guaranteed Interest Account (GIA), a group annuity insurance product issued by Prudential, and units of The Stable Value Fund (SVF), an unaffiliated bank collective fund. Class A shares may also be purchased at NAV by plans that have monies invested in GIA and SVF, provided (i) the purchase is made with the proceeds of a redemption from either GIA or SVF and (ii) Class A shares are an investment option of the plan.



  PRUARRAY ASSOCIATION BENEFIT PLANS. Class A shares are also offered at net asset value to Benefit Plans or nonqualified plans sponsored by employers which are members of a common trade, professional or membership association (Association) that participate in the PruArray Program provided that the Association enters into a written agreement with Prudential. Such Benefit Plans or non-qualified plans may purchase Class A shares at net asset value without regard to the assets or number of participants in the individual employer's qualified Plan(s) or non-qualified plans so long as the employers in the Association (i) have retirement plan assets in the aggregate of at least $1 million or 250 participants in the aggregate and (ii) maintain their accounts with the Fund's transfer agent.



  PRUARRAY SAVINGS PROGRAM. Class A shares are also offered at net asset value to employees of companies that enter into a written agreement with Prudential Retirement Services to participate in the PruArray Savings Program. Under this Program, a limited number of Prudential Mutual Funds are available for purchase at net asset value by Individual Retirement Accounts and Savings Accumulation Plans of the company's employees. The Program is available only to (i) employees who open an IRA or Savings Accumulation Plan account with the Transfer Agent and
(ii) spouses of employees who open an IRA account with the Transfer Agent. The program is offered to companies that have at least 250 eligible employees.



  SPECIAL RULES APPLICABLE TO RETIREMENT PLANS. After a Benefit Plan or PruArray Plan qualifies to purchase Class A shares at NAV, all subsequent purchases will be made at NAV.



  OTHER WAIVERS. In addition, Class A shares may be purchased at NAV, through Prudential Securities or the Transfer Agent, by the following persons: (a) officers of the Prudential Mutual Funds (including the Fund), (b) employees of Prudential Securities and PIFM and their subsidiaries and members of the families of such persons who maintain an "employee related" account at Prudential Securities or the Transfer Agent, (c) employees of subadvisers of the Prudential Mutual Funds provided that such purchases at NAV are permitted by such person's employer, (d) Prudential, employees and special agents of Prudential and its subsidiaries and all persons who have retired directly from active service with Prudential or one of its subsidiaries, (e) registered representatives and employees of dealers who have entered into a selected dealer agreement with Prudential Securities provided that purchases at NAV are permitted by such person's employer, (f) investors who have a business relationship with a financial adviser who joined Prudential Securities from another investment firm, provided that (i) the purchase is made within 180 days of the commencement of the financial adviser's employment at Prudential Securities, or within one year in the case of Benefit Plans, (ii) the purchase is made with proceeds of a redemption of shares of any open-end, non-money market fund sponsored by the financial adviser's previous employer (other than a fund which imposes a distribution or service fee of .25 of 1% or less) and (iii) the financial adviser served as the client's broker on the previous purchase and
(g) investors in Individual Retirement Accounts, provided the purchase is made with the proceeds of a tax-free, rollover of assets from a Benefit Plan for which Prudential Investments serves as the recordkeeper or administrator.


  You must notify the Transfer Agent either directly or through Prudential Securities or Prusec that you are entitled to the reduction or waiver of the sales charge. The reduction or waiver will be granted subject to confirmation of your entitlement. No initial sales charges are imposed upon Class A shares acquired upon the reinvestment of dividends and distributions. See "Purchase and Redemption of Fund Shares--Reduced Initial Sales Charges--Class A Shares" in the Statement of Additional Information.

CLASS C SHARES


  The offering price of Class C shares for investors choosing the deferred sales charge alternative is the NAV next determined following receipt of an order by the Transfer Agent or Prudential Securities. Although there is no sales charge imposed at the time of purchase, redemptions of Class C shares may be subject to a contingent deferred sales charge. See "How to Sell Your Shares--Contingent Deferred Sales Charges." In connection with the sale of Class C shares, the Distributor will pay dealers, financial advisers and other persons which distribute Class C shares a sales commission of up to 1% of the purchase price of such shares at the time of the sale.


HOW TO SELL YOUR SHARES

  YOU CAN REDEEM YOUR SHARES AT ANY TIME FOR CASH AT THE NAV NEXT DETERMINED AFTER THE REDEMPTION REQUEST IS RECEIVED IN PROPER FORM BY THE TRANSFER AGENT OR PRUDENTIAL SECURITIES. SEE "HOW THE FUND VALUES ITS SHARES." In certain cases, however, redemption proceeds will be reduced by the amount of any applicable contingent deferred sales charge. See "Contingent Deferred Sales Charges" below.


  IF YOU HOLD SHARES OF THE FUND THROUGH PRUDENTIAL SECURITIES, YOU MUST REDEEM YOUR SHARES THROUGH PRUDENTIAL SECURITIES. PLEASE CONTACT YOUR PRUDENTIAL SECURITIES FINANCIAL ADVISER.



  IF YOU HOLD SHARES IN NON-CERTIFICATE FORM, A WRITTEN REQUEST FOR REDEMPTION SIGNED BY YOU EXACTLY AS THE ACCOUNT IS REGISTERED IS REQUIRED. IF YOU HOLD CERTIFICATES, THE CERTIFICATES, SIGNED IN THE NAME(S) SHOWN ON THE FACE OF THE CERTIFICATES, MUST BE RECEIVED BY THE TRANSFER AGENT IN ORDER FOR THE REDEMPTION REQUEST TO BE PROCESSED. IF REDEMPTION IS REQUESTED BY A CORPORATION, PARTNERSHIP, TRUST OR FIDUCIARY, WRITTEN EVIDENCE OF AUTHORITY ACCEPTABLE TO THE TRANSFER AGENT MUST BE SUBMITTED BEFORE SUCH REQUEST WILL BE ACCEPTED. All correspondence and documents concerning redemptions should be sent to the Fund in care of its Transfer Agent, Prudential Mutual Fund Services LLC, Attention:
Redemption Services, P. O. Box 15010, New Brunswick, New Jersey 08906-5010.



  If the proceeds of the redemption (a) exceed $50,000, (b) are to be paid to a person other than the record owner, (c) are to be sent to an address other than the address on the Transfer Agent's records, or (d) are to be paid to a corporation, partnership, trust or fiduciary, the signature(s) on the redemption request and on the certificates, if any, or stock power must be guaranteed by an "eligible guarantor institution." An "eligible guarantor institution" includes any bank, broker, dealer or credit union. The Transfer Agent reserves the right to request additional information from, and make reasonable inquiries of, any eligible guarantor institution. For clients of Prusec, a signature guarantee may be obtained from the agency or office manager of most Prudential Insurance and Financial Services or Preferred Services offices. In the case of redemptions from a PruArray or SmartPath Plan, if the proceeds of the redemption are invested in another investment option of the plan, in the name of the record holder and at the same address as reflected in the Transfer Agent's records, a signature guarantee is not required.


  PAYMENT FOR SHARES PRESENTED FOR REDEMPTION WILL BE MADE BY CHECK WITHIN SEVEN DAYS AFTER RECEIPT BY THE TRANSFER AGENT OF THE CERTIFICATE AND/OR WRITTEN REQUEST EXCEPT AS INDICATED BELOW. IF YOU HOLD SHARES THROUGH PRUDENTIAL SECURITIES, PAYMENT FOR SHARES PRESENTED FOR REDEMPTION WILL BE CREDITED TO YOUR PRUDENTIAL SECURITIES ACCOUNT, UNLESS YOU INDICATE OTHERWISE. Such payment may be postponed or the right of redemption suspended at times (a) when the New York Stock Exchange is closed for other than customary weekends and holidays, (b) when trading on such Exchange is restricted, (c) when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or (d) during any other period when the SEC, by order, so permits; provided that applicable rules and regulations of the SEC shall govern as to whether the conditions prescribed in (b), (c) or (d) exist.

  PAYMENT FOR REDEMPTION OF RECENTLY PURCHASED SHARES WILL BE DELAYED UNTIL THE FUND OR ITS TRANSFER AGENT HAS BEEN ADVISED THAT THE PURCHASE CHECK HAS BEEN HONORED, UP TO 10 CALENDAR DAYS FROM THE TIME OF RECEIPT OF THE PURCHASE

CHECK BY THE TRANSFER AGENT. SUCH DELAY MAY BE AVOIDED BY PURCHASING SHARES BY WIRE OR BY CERTIFIED OR CASHIER'S CHECK.


  REDEMPTION IN KIND. If the Trustees determine that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price in whole or in part by a distribution in kind of securities from the investment portfolio of the Fund, in lieu of cash, in conformity with applicable rules of the SEC. Securities will be readily marketable and will be valued in the same manner as in a regular redemption. See "How the Fund Values its Shares." If your shares are redeemed in kind, you would incur transaction costs in converting the assets into cash. The Fund, however, has elected to be governed by Rule 18f-1 under the Investment Company Act, under which the Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the net asset value of the Fund during any 90-day period for any one shareholder.

  INVOLUNTARY REDEMPTION. In order to reduce expenses of the Fund, the Trustees may redeem all of the shares of any shareholder, other than a shareholder which is an IRA or other tax-deferred retirement plan, whose account has a net asset value of less than $500 due to a redemption. The Fund will give such shareholders 60 days' prior written notice in which to purchase sufficient additional shares to avoid such redemption. No contingent deferred sales charge will be imposed on any such involuntary redemption.


  90-DAY REPURCHASE PRIVILEGE. If you redeem your shares and have not previously exercised the repurchase privilege, you may reinvest any portion or all of the proceeds of such redemption in shares of the Fund at the NAV next determined after the order is received, which must be within 90 days after the date of the redemption. Any contingent deferred sales charge or CDSC paid in connection with such redemption will be credited (in shares) to your account. (If less than a full repurchase is made, the credit will be on a PRO RATA basis.) You must notify the Fund's Transfer Agent, either directly or through Prudential Securities, at the time the repurchase privilege is exercised to adjust your account for the CDSC you previously paid. Thereafter, any redemptions will be subject to the CDSC applicable at the time of the redemption. See "Contingent Deferred Sales Charges" below. Exercise of the repurchase privilege will generally not affect the federal tax treatment of any gain or loss realized upon redemption. However, if the redemption was made within a 30 day period of the repurchase and if the redemption resulted in a loss, some or all of the loss, depending on the amount reinvested, may not be allowed for federal income tax purposes. See "Taxes, Dividends and Distributions" in the Statement of Additional Information.


CONTINGENT DEFERRED SALES CHARGES

  Redemptions of Class C shares made within one year of purchase will be subject to a contingent deferred sales charge or CDSC of 1%. The CDSC will be deducted from the redemption proceeds and reduce the amount paid to you. A CDSC will be applied on the lesser of the original purchase price or the current value of the shares being redeemed. Increases in the value of your shares acquired through reinvestment of dividends or distributions are not subject to a CDSC. The amount of any contingent deferred sales charge will be paid to and retained by the Distributor. See "How the Fund is Managed--Distributor."


  Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month will be aggregated and deemed to have been made on the last day of the month. The CDSC will be calculated from the first day of the month after the initial purchase, excluding the time shares were held in a money market fund. See "How to Exchange Your Shares," below.


  In determining whether a CDSC is applicable to a redemption, the calculation will be made in a manner that results in the lowest possible rate. It will be assumed that the redemption is made first of amounts representing shares acquired pursuant to the reinvestment of dividends and distributions; then of amounts representing the increase in net asset value above the total amount of payments for the purchase of shares made during the preceding one-year period and then of amounts representing the cost of shares held beyond the applicable one-year CDSC period.

  For example, assume you purchased 100 Class C shares at $10 per share for a cost of $1,000. Subsequently, you acquired 5 additional Class C shares through dividend reinvestment. Six months after purchase you decided to redeem $500 of your investment. Assuming at the time of the redemption the NAV had appreciated to $12 per share, the value of your Class C shares would be $1,260 (105 shares at $12 per share). The CDSC would not be applied to the value of the reinvested dividend shares and the amount which represents appreciation ($260). Therefore, $240 of the $500 redemption proceeds ($500 minus $260) would be charged at a rate of 1%.

  For federal income tax purposes, the amount of the CDSC will reduce the gain or increase the loss, as the case may be, on the amount recognized on the redemption of shares.


  WAIVER OF THE CONTINGENT DEFERRED SALES CHARGES -- CLASS C SHARES



  PRUARRAY OR SMARTPATH PLANS.The CDSC will be waived on redemptions from qualified and non-qualified retirement and deferred compensation plans that participate in the Transfer Agent's PruArray and SmartPath Programs.


HOW TO EXCHANGE YOUR SHARES

  AS A SHAREHOLDER OF THE FUND, YOU HAVE AN EXCHANGE PRIVILEGE WITH CERTAIN OTHER PRUDENTIAL MUTUAL FUNDS, INCLUDING ONE OR MORE SPECIFIED MONEY MARKET FUNDS, SUBJECT TO THE MINIMUM INVESTMENT REQUIREMENTS OF SUCH FUNDS. CLASS A AND CLASS C SHARES OF THE FUND MAY BE EXCHANGED FOR CLASS A AND CLASS C SHARES, RESPECTIVELY, OF ANOTHER FUND ON THE BASIS OF THE RELATIVE NAV. CLASS C SHAREHOLDERS MAY ALSO EXCHANGE THEIR SHARES FOR SHARES OF PRUDENTIAL SPECIAL MONEY MARKET FUND, INC. ON THE BASIS OF THE RELATIVE NAV. No sales charge will be imposed at the time of the exchange. Any applicable CDSC payable upon the redemption of Class C shares exchanged will be that imposed by the fund in which shares were initially purchased and will be calculated from the first day of the month after the initial purchase, excluding the time shares were held in a money market fund. Class C shares may not be exchanged into money market funds other than Prudential Special Money Market Fund, Inc. Exchanges (other than pursuant to the Special Exchange Privilege discussed below) will be treated as a redemption and purchase for federal income tax purposes. See "Shareholder Investment Account-- Exchange Privilege" in the Statement of Additional Information.


  IN ORDER TO EXCHANGE SHARES BY TELEPHONE, YOU MUST AUTHORIZE TELEPHONE EXCHANGES ON YOUR INITIAL APPLICATION FORM OR BY WRITTEN NOTICE TO THE TRANSFER AGENT AND HOLD SHARES IN NON-CERTIFICATE FORM. Thereafter, you may call the Fund at (800) 225-1852 to execute a telephone exchange of shares, on weekdays, except holidays, between the hours of 8:00 A.M. and 6:00 P.M., New York time. For your protection and to prevent fraudulent exchanges, your telephone call will be recorded and you will be asked to provide your personal identification number. A written confirmation of the exchange transaction will be sent to you. NEITHER THE FUND NOR ITS AGENTS WILL BE LIABLE FOR ANY LOSS, LIABILITY OR COST WHICH RESULTS FROM ACTING UPON INSTRUCTIONS REASONABLY BELIEVED TO BE GENUINE UNDER THE FOREGOING PROCEDURES. All exchanges will be made on the basis of the relative NAV of the two funds next determined after the request is received in good order. The Exchange Privilege is available only in states where the exchange may legally be made.


  IF YOU HOLD SHARES THROUGH PRUDENTIAL SECURITIES OR THROUGH A DEALER WHICH HAS ENTERED INTO A SELECTED DEALER AGREEMENT WITH THE DISTRIBUTOR, YOU MUST EXCHANGE YOUR SHARES BY CONTACTING YOUR PRUDENTIAL SECURITIES FINANCIAL ADVISER.


  IF YOU HOLD CERTIFICATES, THE CERTIFICATES, SIGNED IN THE NAME(S) SHOWN ON THE FACE OF THE CERTIFICATES, MUST BE RETURNED IN ORDER FOR THE SHARES TO BE EXCHANGED. SEE "HOW TO SELL YOUR SHARES."



  You may also exchange shares by mail by writing to Prudential Mutual Fund Services LLC, Attention: Exchange Processing, P.O. Box 15010, New Brunswick, New Jersey 08906-5010.

  IN PERIODS OF SEVERE MARKET OR ECONOMIC CONDITIONS, THE TELEPHONE EXCHANGE OF SHARES OF THE FUND MAY BE DIFFICULT TO IMPLEMENT AND SHAREHOLDERS SHOULD MAKE EXCHANGES BY MAIL BY WRITING TO PRUDENTIAL MUTUAL FUND SERVICES LLC. AT THE ADDRESS NOTED ABOVE.



  SPECIAL EXCHANGE PRIVILEGES. The following special exchange privilege applies only to Class C shareholders who qualify to purchase Class A shares at NAV. See "Alternative Purchase Plan--Class A Shares--Reduction and Waiver of Initial Sales Charges" above. Under this exchange privilege, amounts representing any Class C shares (which are not subject to a CDSC) held in such a shareholder's account will be automatically exchanged for Class A shares on a quarterly basis for shareholders who qualify to purchase Class A shares at NAV, unless the shareholder elects otherwise. Eligibility for this exchange privilege will be calculated on the business day prior to the date of the exchange. Amounts representing Class C shares which are not subject to a CDSC include the following: (1) amounts representing Class C shares acquired pursuant to the automatic reinvestment of dividends and distributions, (2) amounts representing the increase in the net asset value above the total amount of payments for the purchase of Class C shares and (3) amounts representing Class C shares held beyond the applicable CDSC period. Class C shareholders must notify the Transfer Agent either directly or through Prudential Securities or Prusec that they are eligible for this special exchange privilege.


  The Fund reserves the right to reject any exchange order including exchanges (and market timing transactions) which are of size and/or frequency engaged in by one or more accounts acting in concert or otherwise, that have or may have an adverse effect on the ability of the Subadviser to manage the portfolio. The determination that such exchanges or activity may have an adverse effect and the determination to reject any exchange order shall be in the discretion of the Manager and the Subadviser.


  The Exchange Privilege is not a right and may be suspended, modified or terminated on 60 days' notice to shareholders.


SHAREHOLDER SERVICES

  In addition to the exchange privilege, as a shareholder in the Fund, you can take advantage of the following additional services and privileges:


  - AUTOMATIC REINVESTMENT OF DIVIDENDS AND/OR DISTRIBUTIONS WITHOUT SALES CHARGE. For your convenience, all dividends and distributions are automatically reinvested in full and fractional shares of the Fund at NAV without a sales charge unless you indicate otherwise on your initial application form. You may direct the Transfer Agent in writing not less than 5 full business days prior to the record date to have subsequent dividends and/or distributions sent in cash rather than reinvested. If you hold shares through Prudential Securities, you should contact your financial adviser.


  - AUTOMATIC SAVINGS ACCUMULATION PLAN (ASAP). Under ASAP, you may make regular purchases of the Fund's shares in amounts as little as $50 via an automatic debit to a bank account or Prudential Securities account (including a COMMAND(SM) Account). For additional information about this service, you may contact your Prudential Securities financial adviser, Prusec representative or the Transfer Agent directly.

  - TAX DEFERRED RETIREMENT PLANS. Various tax-deferred retirement plans, including a 401(k) plan, self-directed individual retirement accounts and "tax-sheltered accounts" under Section 403(b)(7) of the Internal Revenue Code are available through the Distributor. These plans are for use by both self-employed individuals and corporate employers. These plans permit either self-direction of accounts by participants, or a pooled account arrangement. Information regarding the establishment of these plans, the administration, custodial fees and other details is available from Prudential Securities or the Transfer Agent. If you are considering adopting such a plan, you should consult with your own legal or tax adviser with respect to the establishment and maintenance of such a plan.

  - SYSTEMATIC WITHDRAWAL PLAN. A systematic withdrawal plan is available for shareholders which provides for monthly or quarterly checks. Withdrawals of Class C shares may be subject to a CDSC. See "How to Sell Your
Shares--Contingent Deferred Sales Charges."

  - REPORTS TO SHAREHOLDERS. The Fund will send you annual and semi-annual reports. The financial statements appearing in annual reports are audited by independent accountants. In order to reduce duplicate mailing and printing expenses, the Fund will provide one annual and semi-annual shareholder report and annual prospectus per household. You may request additional copies of such reports or prospectuses by calling (800) 225-1852 or by writing to the Fund at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077. In addition, monthly unaudited financial data is available upon request from the Fund.



  - SHAREHOLDER INQUIRIES. Inquiries should be addressed to the Fund at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, or by telephone at (800) 225-1852 (toll-free) or, from outside the U.S.A., at (908) 417-7555 (collect).


  For additional information regarding the services and privileges described above, see "Shareholder Investment Account" in the Statement of Additional Information.

                       THE PRUDENTIAL MUTUAL FUND FAMILY


  Prudential Investments Fund Management offers a broad range of mutual funds designed to meet your individual needs. We welcome you to review the investment options available through our family of funds. For more information on the Prudential Mutual Funds, including charges and expenses, contact your Prudential Securities financial adviser or Prusec representative or telephone the Fund at
(800) 225-1852 for a free prospectus. Read the prospectus carefully before you invest or send money.


      TAXABLE BOND FUNDS
    -------------------------
Prudential Diversified Bond Fund, Inc.
Prudential Government Income Fund, Inc.
Prudential Government Securities Trust
  Short-Intermediate Term Series
Prudential High Yield Fund, Inc.
Prudential Mortgage Income Fund, Inc.
Prudential Structured Maturity Fund, Inc.
  Income Portfolio
The BlackRock Government Income Trust
      TAX-EXEMPT BOND FUNDS
    ----------------------------

Prudential California Municipal Fund
  California Series
  California Income Series
Prudential Municipal Bond Fund
  High Yield Series
  Insured Series
  Intermediate Series
Prudential Municipal Series Fund
  Florida Series
  Maryland Series
  Massachusetts Series
  Michigan Series
  New Jersey Series
  New York Series
  North Carolina Series
  Ohio Series
  Pennsylvania Series
Prudential National Municipals Fund, Inc.

      GLOBAL FUNDS
    -------------------

Prudential Europe Growth Fund, Inc.
Prudential Global Genesis Fund, Inc.
Prudential Global Limited Maturity Fund, Inc.
  Limited Maturity Portfolio
Prudential Intermediate Global Income Fund, Inc.
Prudential International Bond Fund, Inc.
Prudential Natural Resources Fund, Inc.
Prudential Pacific Growth Fund, Inc.
Prudential World Fund, Inc.
  Global Series
  International Stock Series
The Global Total Return Fund, Inc.
Global Utility Fund, Inc.


      EQUITY FUNDS
    -------------------

Prudential Balanced Fund, Inc.
Prudential Distressed Securities Fund, Inc.
Prudential Dryden Fund
  Prudential Active Balanced Fund
  Prudential Stock Index Fund
Prudential Emerging Growth Fund, Inc.
Prudential Equity Fund, Inc.
Prudential Equity Income Fund
Prudential Jennison Series Fund, Inc.
  Prudential Jennison Growth Fund
  Prudential Jennison Growth & Income Fund
Prudential Multi-Sector Fund, Inc.
Prudential Small Company Value Fund, Inc.
Prudential Utility Fund, Inc.
Nicholas-Applegate Fund, Inc.
  Nicholas-Applegate Growth Equity Fund


      MONEY MARKET FUNDS
    --------------------------
-TAXABLE MONEY MARKET FUNDS
Prudential Government Securities Trust
  Money Market Series
  U.S. Treasury Money Market Series
Prudential Special Money Market Fund, Inc.
  Money Market Series
Prudential MoneyMart Assets, Inc.

-TAX-FREE MONEY MARKET FUNDS
Prudential Tax-Free Money Fund, Inc.
Prudential California Municipal Fund
  California Money Market Series
Prudential Municipal Series Fund
  Connecticut Money Market Series
  Massachusetts Money Market Series
  New Jersey Money Market Series
  New York Money Market Series
-COMMAND FUNDS
Command Money Fund
Command Government Fund
Command Tax-Free Fund
-INSTITUTIONAL MONEY MARKET FUNDS
Prudential Institutional Liquidity Portfolio, Inc.
  Institutional Money Market Series

No dealer, sales representative or any other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained herein, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Fund or the Distributor. This Prospectus does not constitute an offer by the Fund or by the Distributor to sell or a solicitation of any offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                  -------------------------------------------

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
FUND HIGHLIGHTS.......................................................         2
  What are the Fund's Risk Factors and Special
    Characteristics...................................................         2
FUND EXPENSES.........................................................         4
FINANCIAL HIGHLIGHTS..................................................         5
HOW THE FUND INVESTS..................................................         6
  Investment Objective and Policies...................................         6
  Other Investments and Policies......................................         8
  Hedging and Return Enhancement Strategies...........................        13
  Investment Restrictions.............................................        17
HOW THE FUND IS MANAGED...............................................        18
  Manager.............................................................        18
  Subadviser..........................................................        18
  Distributor.........................................................        19
  Portfolio Transactions..............................................        21
  Custodian and Transfer and
    Dividend Disbursing Agent.........................................        21
HOW THE FUND VALUES ITS SHARES........................................        21
HOW THE FUND CALCULATES PERFORMANCE...................................        21
TAXES, DIVIDENDS AND DISTRIBUTIONS....................................        22
GENERAL INFORMATION...................................................        23
  Description of Shares...............................................        23
  Additional Information..............................................        24
SHAREHOLDER GUIDE.....................................................        24
  How to Buy Shares of the Fund.......................................        24
  Alternative Purchase Plan...........................................        25
  How to Sell Your Shares.............................................        29
  How to Exchange Your Shares.........................................        31
  Shareholder Services................................................        32
THE PRUDENTIAL MUTUAL FUND FAMILY.....................................       A-1


                ------------------------------------------------


MF152A                                                                   4445604
CUSIP NOS: Class A: 09247Y208

           Class C: 09247Y109


                          THE BLACKROCK GOVERNMENT INCOME TRUST


                                       PROSPECTUS
                                     August 29, 1997

                                         [LOGO]

                               PRUDENTIAL MUTUAL FUNDS


                          Supplement dated September 8, 1997


    The following information supplements the Fund's Prospectus by adding new language to the SHAREHOLDER GUIDE portion of the Prospectus. This new language becomes effective immediately.

                                  SHAREHOLDER GUIDE

    The Fund and the other Prudential Mutual Funds are not intended to serve as vehicles for frequent trading in response to short-term fluctuations in the market. Due to the disruptive effect that the market timing investment strategies and excessive trading can have on efficient portfolio management, each Prudential Mutual Fund and the Fund reserves the right to refuse purchase orders and exchanges by any person, group or commonly controlled accounts, if, in the Manager's sole judgment, such person, group or accounts were following a market timing strategy or were otherwise engaging in excessive trading ("Market Timers").

    To implement this authority to protect the Fund and its shareholders from excessive trading, the Fund will reject all exchanges and purchases from a Market Timer unless the Market Timer has entered into a written agreement with the Fund or its affiliates pursuant to which the Market Timer has agreed to abide by certain procedures, which include a daily dollar limit on trading. The Fund may notify the Market Timer of rejection of an exchange or purchase order subsequent to the day on which the order was placed.

    Listed below are the names of the Prudential Mutual Funds and the dates of the Prospectuses to which this Supplement relates.

       NAME OF FUND                                         PROSPECTUS DATE
       ------------                                         ---------------

       The BlackRock Government Income Trust                August 28, 1997
       The Global Total Return Fund, Inc.                   February 28, 1997
       Command Government Fund                              August 28, 1997
       Command Money Fund                                   August 28, 1997
       Command Tax-Free Fund                                August 28, 1997
       Global Utility Fund, Inc.                            November 29, 1996
       Nicholas-Applegate Fund, Inc.                        March 4, 1997
       Prudential Balanced Fund                             September 27, 1996
       Prudential California Municipal Fund
         (California Series)                                November 1, 1996
         (California Income Series)                         November 1, 1996
       Prudential Distressed Securities Fund, Inc.          January 29, 1997
       Prudential Diversified Bond Fund, Inc.               March 25, 1997
       Prudential Dryden Fund
         (Stock Index Fund)                                 June 18, 1997
         (Active Balanced Fund)                             November 29, 1996
       Prudential Emerging Growth Fund, Inc.                November 18, 1996
       Prudential Equity Fund, Inc.                         March 5, 1997
       Prudential Equity Income Fund                        December 30, 1996
       Prudential Europe Growth Fund, Inc.                  July 1, 1997
       Prudential Global Genesis Fund, Inc.                 July 30, 1997
       Prudential Global Limited Maturity Fund, Inc.        December 30, 1996

       NAME OF FUND                                         PROSPECTUS DATE
       ------------                                         ---------------
       Prudential Government Income Fund, Inc.              May 1, 1997
       Prudential Government Securities Trust
         (Short-Intermediate Series)                        February 3, 1997
         (Money Market Series)                              February 3, 1997
         (U.S. Treasury Money Market Series)                February 3, 1997
       Prudential High Yield Fund, Inc.                     March 6, 1997
       Prudential Institutional Liquidity Portfolio, Inc.   July 9, 1997
       Prudential Intermediate Global Income Fund, Inc.     February 28, 1997
       Prudential International Bond Fund, Inc.             August 8, 1997
       Prudential Jennison Series Fund, Inc.
         (Prudential Jennison Growth Fund)                  January 13, 1997
         (Prudential Jennison Growth and Income Fund)       January 13, 1997
       Prudential MoneyMart Assets, Inc.                    February 28, 1997
       Prudential Mortgage Income Fund, Inc.                March 5, 1997
       Prudential Multi-Sector Fund, Inc.                   June 30, 1997
       Prudential Municipal Bond Fund
         (High Yield Series)                                July 2, 1997
         (Intermediate Series)                              July 2, 1997
         (Insured Series)                                   July 2, 1997
       Prudential Municipal Series Fund
         (Connecticut Money Market Series)                  November 1, 1996
         (Florida Series)                                   November 1, 1996
         (Maryland Series)                                  November 1, 1996
         (Massachusetts Money Market Series)                November 1, 1996
         (Massachusetts Series)                             November 1, 1996
         (Michigan Series)                                  November 1, 1996
         (New Jersey Money Market Series)                   November 1, 1996
         (New Jersey Series)                                November 1, 1996
         (New York Money Market Series)                     November 1, 1996
         (New York Series)                                  November 1, 1996
         (North Carolina Series)                            November 1, 1996
         (Ohio Series)                                      November 1, 1996
         (Pennsylvania Series)                              November 1, 1996
       Prudential National Municipals Fund, Inc.            March 6, 1997
       Prudential Natural Resources Fund, Inc.              July 30, 1997
       Prudential Pacific Growth Fund, Inc.                 January 7, 1997
       Prudential Small Company Value Fund, Inc.            January 24, 1997
       Prudential Special Money Market Fund, Inc.           August 27, 1997
       Prudential Structured Maturity Fund, Inc.            March 3, 1997
       Prudential Tax-Free Money Fund, Inc.               February 28, 1997
       Prudential Utility Fund, Inc.                        March 5, 1997
       Prudential World Fund, Inc.
         (Global Series)                                    January 16, 1997
         (International Stock Series)                       January 16, 1997
       The Target Portfolio Trust                           April 7, 1997

                     THE BLACKROCK GOVERNMENT INCOME TRUST

                     Supplement dated October 27, 1997 to
                       Prospectus dated August 29, 1997


     The Trustees of The BlackRock Government Income Trust (the Trust) have recently approved a proposal to exchange the assets and liabilities of the Trust for shares of the Short-Intermediate Term Series (the Series) of the Prudential Government Securities Trust (Government Securities Trust). Class A and Class C shares of the Trust would be exchanged at net asset value for Class A shares of the Series.

     The reorganization has been approved by the Trustees of both the Trust and Government Securities Trust and is subject to approval by the shareholders of the Trust. The meeting is scheduled to occur on January 23, 1998. It is anticipated that a proxy statement/prospectus relating to the transaction will be mailed to the Trust's shareholders on or about December 15, 1997.

     Under the terms of the proposal, the shareholders of the Trust would become shareholders of the Series. No sales charges would be imposed on the proposed transfer. The Trust anticipates obtaining an opinion of its counsel that no gain or loss for federal income tax purposes would be recognized by shareholders of the Trust as a result of the proposed transaction.

     EFFECTIVE IMMEDIATELY, THE TRUST WILL NO LONGER ACCEPT ORDERS TO PURCHASE OR EXCHANGE INTO SHARES OF THE TRUST, EXCEPT FOR PURCHASES BY CERTAIN RETIREMENT AND EMPLOYEE PLANS (EXCLUDING IRA ACCOUNTS). Existing shareholders may continue to acquire shares through dividend reinvestment. The current exchange privilege of obtaining shares of other Prudential Mutual Funds and the current redemption privilege will remain in effect until the transaction is consummated, which is anticipated in early 1998.